                                                                   EXHIBIT 10.24





                                 FAIRFAX SQUARE


                             OFFICE LEASE AGREEMENT


                                 BY AND BETWEEN


                          FAIRFAX SQUARE ASSOCIATES II

                                   (LANDLORD)


                                      AND


                                NHP INCORPORATED

                                    (TENANT)


                             DATE: DECEMBER 8, 1995

                                 FAIRFAX SQUARE

                             OFFICE LEASE AGREEMENT

         THIS LEASE AGREEMENT ("this Lease"), is executed in five (5) counterparts and made as of the 8th day of December, 1995, by and between FAIRFAX SQUARE ASSOCIATES II ("Landlord"), a Virginia general partnership, and NHP INCORPORATED, a Delaware corporation ("Tenant"), Landlord and Tenant having the following notice addresses on the date of this Lease:

LANDLORD:                                  WITH A COPY TO:
--------                                   --------------
Fairfax Square Associates II               Landlord's Partner,
8045 Leesburg Pike                         MAV Properties, Inc.
Suite 200                                  c/o Teachers Insurance and
Vienna, Virginia  22182                        Annuity Association of
Attn: Jennifer A. Tepper                       America
                                           730 Third Avenue
                                           New York, New York  10017
                                           Attn: James Fitzpatrick,
                                                 Mortgage and Real Estate
WITH AN ADDITIONAL COPY TO:                      Law
--------------------------

Teachers Insurance and
  Annuity Association of America
730 Third Avenue
New York, New York  10017
Attn: Vice President and Manager,
      Real Estate and Mortgage Law

TENANT:                                    WITH A COPY TO:
------                                     --------------

NHP Incorporated                           NHP Incorporated
Suite 601                                  Suite 601
1225 Eye Street, N.W.                      1225 Eye Street, N.W.
Washington, D.C.  20005                    Washington, D.C.  20005
Attn: Arthur Dochterman                    Attn: Joel Bonder



                    SUMMARY OF FUNDAMENTAL LEASE PROVISIONS

         The provisions set forth below represent the agreement of the parties hereto as to certain fundamental lease provisions ("Fundamental Lease Provisions"). Specified Section, Schedule and Article references designate where in this Lease provisions corresponding to Fundamental Lease provisions appear. The monetary charges payable by Tenant set forth in the Summary of

Fundamental Lease Provisions shall not be construed to constitute an exhaustive list of all amounts which may become payable under this Lease.

(a)      Main Term:                        6 years                                   (See Section 3.3)

(b)      Premises Number:                  Suite 400 (8065 Leesburg Pike)            (See Sch. A)

(c)      Gross Leasable
         Area in Premises:                 65,083 sq. ft.                            (See Section 1.2)

          (i) Gross Leasable
              Area in the
              Building:                    188,913 sq. ft.                           (See Section 1.2)
                                           (office - 124,909 sq. ft.)

         (ii) Gross Leasable
              Area in the
              Project:                     513,607.1 sq. ft.                         (See Section 1.2)

(d)       (i) Landlord's
              Architect:                   The M Group                               (See Section 2.2)

         (ii) Tenant's
              Architect                    Intraplan, Inc., and                      (See Section 2.2)
                                           Foster-Crowder Design
(e)      Engineering Plan
         Delivery Date:                    January 10, 1996                           (See Section 2.2)

(f)      Construction
         Document
         Delivery Date:                    January 10, 1996                           (See Section 2.2)

(g)      Base Rent:                                                                   (See Section 4.3)
                          Year                               Base Rent
                          ----                               ---------
                           1                                $18.65/s.f.
                           2                                 19.12/s.f.
                           3                                 19.59/s.f.
                           4                                 23.15/s.f.
                           5                                 23.73/s.f.
                           6                                 24.33/s.f.

(h)      Security Deposit:        None

(i)      Permitted Use:           General Office Purposes           (See Art. 5)

(j)      Scheduled Term
         Commencement Date:       March 15, 1996                    (See Section 2.4)

                               TABLE OF CONTENTS

                                                                                                          PAGE NO.
                                                                                                          --------
ARTICLE 1  INTRODUCTORY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

         Section 1.1.     General Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.2.     Determination of GLA of Premises, Building
                          and Project   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 1.3.     Changes to Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Section 1.4.     Status of Landlord and Project  . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 2  PREMISES AND TENANT'S WORK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

         Section 2.1.     Lease of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Section 2.2.     Construction Plans and Contractors  . . . . . . . . . . . . . . . . . . . . . . .  5
         Section 2.3.     Construction Allowance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Section 2.4.     Construction of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section 2.5.     Substantial Completion and Occupancy  . . . . . . . . . . . . . . . . . . . . . . 12
         Section 2.6.     Tenant's Occupancy of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Section 2.7.     Right of First Offer (Recurring)  . . . . . . . . . . . . . . . . . . . . . . . . 14
         Section 2.8.     Right of First Offer (Secondary)  . . . . . . . . . . . . . . . . . . . . . . . . 16
         Section 2.9.     Mechanics' and other Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Section 2.10.    Tenant's Property; Landlord's Lien  . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 3  TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

         Section 3.1.     Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         Section 3.2.     Preliminary Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 3.3.     "Main Term," "Lease Year" Defined . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 3.4      Renewal Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         Section 3.5      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Section 3.6.     Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 4  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

         Section 4.1.     Tenant's Agreement to Pay Rent  . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 4.2.     Rent Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 4.3.     Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 4.4.     Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Section 4.5.     Payment of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Section 4.6.     Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Section 4.7.     Interest Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 5  USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         Section 5.1.     Prompt Occupancy and Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Section 5.2.     Operating Hours . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Section 5.3.     Operational Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Section 5.4.     Signs; Painting; Displays . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Section 5.5.     Access Keys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

                               TABLE OF CONTENTS

                                                                                  PAGE NO.
                                                                                  --------
ARTICLE 6  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         Section 6.1.     Real Estate Taxes . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.2.     Payment of Tenant's Taxes . . . . . . . . . . . . . . . . .  29
         Section 6.3.     Refund of Taxes . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.4.     Taxes on Rent and Other Taxes . . . . . . . . . . . . . . .  30

ARTICLE 7  COMMON AREAS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         Section 7.1.     Use and Management  . . . . . . . . . . . . . . . . . . . .  30
         Section 7.2.     Operating Costs Defined . . . . . . . . . . . . . . . . . .  31
         Section 7.3.     Tenant's Operating Costs Charge . . . . . . . . . . . . . .  35
         Section 7.4.     Parking Validation System . . . . . . . . . . . . . . . . .  38

ARTICLE 8  ENVIRONMENTAL COVENANT . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Section 8.1.     Environmental Covenant. . . . . . . . . . . . . . . . . . .  39
         Section 8.2.     Environmental Laws  . . . . . . . . . . . . . . . . . . . .  39
         Section 8.3.     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 8.4.     Survival  . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 9  MAINTENANCE, REPAIRS AND ALTERATIONS . . . . . . . . . . . . . . . . . . .  40

         Section 9.1.     Landlord's Duty to Maintain Structure and
                          Building Systems  . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.2.     Tenant's Duty to Maintain Premises  . . . . . . . . . . . .  41
         Section 9.3.     Tenant's Duty to Repair Damage  . . . . . . . . . . . . . .  42
         Section 9.4.     Alterations by Tenant . . . . . . . . . . . . . . . . . . .  42
         Section 9.5.     Landlord's Right of Access  . . . . . . . . . . . . . . . .  42

ARTICLE 10  INDEMNITY AND INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .  43

         Section 10.1.    Tenant's Insurance  . . . . . . . . . . . . . . . . . . . .  43
         Section 10.2.    Tenant's Contractor's Insurance . . . . . . . . . . . . . .  44
         Section 10.3.    Policy Requirements . . . . . . . . . . . . . . . . . . . .  44
         Section 10.4.    Indemnities by Tenant and Landlord  . . . . . . . . . . . .  45
         Section 10.5.    Landlord Not Responsible for Acts of Others . . . . . . . .  46
         Section 10.6.    Landlord's Insurance  . . . . . . . . . . . . . . . . . . .  47
         Section 10.7.    Increase in Insurance Premiums  . . . . . . . . . . . . . .  47
         Section 10.8.    Mutual Waiver . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 11  CASUALTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         Section 11.1.    Obligation to Repair and Reconstruct  . . . . . . . . . . .  48
         Section 11.2.    Landlord's Option to Terminate Lease  . . . . . . . . . . .  49
         Section 11.3.    Insurance Proceeds  . . . . . . . . . . . . . . . . . . . .  49

                               TABLE OF CONTENTS

                                                                                     PAGE NO.
                                                                                     --------
ARTICLE 12  CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         Section 12.1.    Effect of Taking  . . . . . . . . . . . . . . . . . . . . .  50
         Section 12.2.    Condemnation Awards . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 13  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . .  51

         Section 13.1.    Landlord's Consent Required . . . . . . . . . . . . . . . .  51
         Section 13.2.    Transfer; Issuance of Corporate Shares.   . . . . . . . . .  51
         Section 13.3.    Acceptance of Rent from Transferee  . . . . . . . . . . . .  51
         Section 13.4.    Conditions of Consent . . . . . . . . . . . . . . . . . . .  51
         Section 13.5.    Profits from Use or Transfer  . . . . . . . . . . . . . . .  52

ARTICLE 14  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 14.1.    "Event of Default" Defined  . . . . . . . . . . . . . . . .  53
         Section 14.2.    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 14.3.    Damages . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 15  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT  . . . . . . . . . . . . . .  57

         Section 15.1.    Subordination . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 15.2.    Mortgagee's Unilateral Subordination  . . . . . . . . . . .  58
         Section 15.3.    Attornment and Non-disturbance  . . . . . . . . . . . . . .  58

ARTICLE 16  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 17  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         Section 17.1.    Sending of Notices  . . . . . . . . . . . . . . . . . . . .  59
         Section 17.2.    Notices to Mortgagees . . . . . . . . . . . . . . . . . . .  59
         Section 17.3.    Estoppel Certificate  . . . . . . . . . . . . . . . . . . .  59

ARTICLE 18  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         Section 18.1.    Modification  . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 18.2.    Memorandum of Lease . . . . . . . . . . . . . . . . . . . .  60
         Section 18.3.    Remedies Cumulative . . . . . . . . . . . . . . . . . . . .  60
         Section 18.4.    Successors and Assigns  . . . . . . . . . . . . . . . . . .  61
         Section 18.5.    Compliance with Laws and Regulations  . . . . . . . . . . .  61
         Section 18.6.    Captions and Headings . . . . . . . . . . . . . . . . . . .  62
         Section 18.7.    Joint and Several Liability . . . . . . . . . . . . . . . .  62
         Section 18.8.    Broker's Commissions  . . . . . . . . . . . . . . . . . . .  62
         Section 18.9.    No Discrimination . . . . . . . . . . . . . . . . . . . . .  63
         Section 18.10.   No Joint Venture  . . . . . . . . . . . . . . . . . . . . .  63
         Section 18.11.   Schedules . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 18.12.   Severability  . . . . . . . . . . . . . . . . . . . . . . .  63

                               TABLE OF CONTENTS

                                                                                    PAGE NO.
                                                                                    --------
         Section 18.13.   No Third Party Beneficiary  . . . . . . . . . . . . . . . .  64
         Section 18.14.   Corporate Tenants . . . . . . . . . . . . . . . . . . . . .  64
         Section 18.15.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . .  64
         Section 18.16    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . .  64
         Section 18.17    Limitation of Liability . . . . . . . . . . . . . . . . . .  64
         Section 18.18    No Accord and Satisfaction  . . . . . . . . . . . . . . . .  67
         Section 18.19    Time of Essence . . . . . . . . . . . . . . . . . . . . . .  67
         Section 18.20    "Person(s)" Defined . . . . . . . . . . . . . . . . . . . .  67
         Section 18.21    Net Lease . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 18.22    Consents  . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 18.23    Unilateral Amendment  . . . . . . . . . . . . . . . . . . .  67
         Section 18.24    Integration of all Prior Agreements and
                          Execution of Lease  . . . . . . . . . . . . . . . . . . . .  68

                                   SCHEDULES


A                Drawing showing approximate location of the Premises

A-1              Legal Description

A-2              Tenant's Drawings

A-4              Drawing showing approximate location of the Storage Space

B                Landlord Services

C                Tenant's Plan Requirements

D                Tenant's Interior Finish Building Standards

E                Form of Term Commencement Letter

F                Rules and Regulations

G                Form of Subordination, Non-disturbance and Attornment
                 Agreement

H                Form of Tenant Estoppel

I                Base Building Description

J                Construction Schedule

K                Duties of Construction Manager

L                Prior Rights of Current Tenants

                             TABLE OF DEFINED TERMS

                                                                                          Defined In
Defined Term                                                                               Section
------------                                                                              ----------
Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.5

Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.3
Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(a)

Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.1
Common Areas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(b)
Costs Base Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.3(a)

Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(c)

Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14.1

Fairfax Square .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(a)
Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.3(c)

General Contractor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(c)
GLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(d)
GLA Fraction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(e)

Landlord's Management Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(f)
Lease Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.3(b)
Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.3(a)

Main Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.3(a)
Market Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.4(c)
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.1(a)
Mortgagee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15.1(a)

Operating Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.2

Parking Garage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8.4
Partial Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.3(d)
Permitted Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.1
Person(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18.20
Preliminary Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.2
Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(d)
Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1(a)

Recurring ROFO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.7(a)
Renewal Term .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.4(a)
Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.1
Rent Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.2
Rental Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2

                                                                                       Defined In
Defined Term                                                                            Section
------------                                                                           ----------
Secondary ROFO .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.8(a)
Security Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.7
Storage Space. .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1(b)
Substantial Completion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5(a)

Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1(a)
Tax Base Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1 (a)
Tenant's Contractors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.7
Tenant's Occupancy Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.6
Tenant's Operating Costs Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.3
Tenant's Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(a)
Tenant's Plan Excess Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.2(b)
Tenant's Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.10(a)
Tenant's Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.1(b)
Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.1
Termination Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14.3(a)
Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13.1

                                   ARTICLE 1

                            INTRODUCTORY PROVISIONS

         Section 1.1.     General Definitions.

         As used herein, the term:

                 (a) "Building" means the referenced tower of a three-building multi-story office and retail towers located in Fairfax County, Virginia. The "Project" consists of three office/retail towers and a multi-level parking facility, plus surface parking. The Project is known as "Fairfax Square," and is located at 8045, 8065 and 8075 Leesburg Pike, Vienna, Virginia 22182. The estates and improvements therein comprising the Building and the Project are owned by the Landlord in fee simple. The Landlord's fee simple estate is subject to a mortgage (defined below) securing debt to Teachers Insurance and Annuity Association of America.

                 (b) "Common Areas" means those areas and facilities which may be furnished, from time to time, by Landlord at the Building, for the non-exclusive general or limited common use of Landlord, Tenant, other tenants, subtenants and other occupants of the Building, their officers, agents, employees, customers, suppliers and materialmen, and those areas and facilities used for maintenance, management and marketing of the Building, and all loading docks, ramps and areas and access roadways thereto, delivery passages, freight elevators, package pick-up stations, service corridors, sidewalks, walkways, roadways, alleyways, parking areas, courts, courtyards, ramps, fountains, retaining walls, stairways, escalators, elevators, fire corridors, fire escapes, park areas, bus stops, bicycle parking areas, first-aid stations, maintenance and mechanical areas, rest rooms, meeting rooms, management offices, promotional offices, utility plants, distribution equipment, fire command centers and security systems equipment and service lines, pipes, tanks, pumps, exhaust fans, transformers and conduits for heat, ventilation, light and air conditioning, and other similar areas, facilities or improvements serving the Building.

                 (c) "Default Rate" means an annual rate of interest equal to the lesser of (i) the maximum rate of interest for which Tenant may lawfully contract in the Commonwealth of Virginia from time to time, or (ii) the prime rate charged from time to time by Citibank, New York City, plus two percent (2%) per annum.

                 (d) "GLA" means with respect to the area being measured, the number of square feet of area measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement (the "WDCAR"), January 1, 1989, edition. The core factor is 9.45% on a full floor user and 13.70% on a multi-floor user, based on the WDCAR method.

The GLA in the Premises and in all other areas set aside for tenants within the Building shall be utilized to calculate the GLA Fraction and to make any other calculations required to determine Tenant's proportionate share of certain charges set forth in this Lease.

                 (e) "GLA Fraction" means a fraction, the numerator of which shall be the GLA in the Premises and the denominator of which shall be the total GLA in the Building.

                 (f) "GLA Tax Fraction" means a fraction, the numerator of which shall be the GLA in the Premises and the denominator of which shall be the total GLA in the Project.

                 (g) "Landlord's Management Agent" means the person or persons designated by Landlord from time to time to lease, manage, operate, and/or supervise the operations of the Building for and on behalf of Landlord; provided, however, that neither Insignia Financial Group,, Inc. nor any affiliate thereof, shall be Landlord's Management Agent without Tenant's prior written consent.

                 (h) "Premises" means that portion of the Building as shown outlined in red on Schedule A, having the GLA specified in clause (c) of the Fundamental Lease Provisions (subject to Landlord's revised measurement thereof as provided in Section 1.2).

         The section references for definitions of all other capitalized terms used in this Lease are contained in the Table of Defined Terms immediately following the Table of Contents.

         Section 1.2.     Determination of GLA of Premises, Building and
Project.

                 (a) The GLA in the Premises, the Building, and the Project have been calculated by Landlord's architect in accordance with the WDCAR and shall be as set forth in clause (c) of the Fundamental Lease Provisions for all purposes of this Lease, unless adjusted pursuant to this Section. Landlord has delivered to Tenant a certificate from Landlord's architect certifying (to the best of its knowledge, information and belief) the GLA of the Premises, the Building, and the Project and shall deliver to Tenant a similar certificate from Landlord's architect within thirty (30) days after any increase or decrease in the size of the Premises, the Building, or the Project for any reason. As soon as practicable, but in any event within sixty
(60) days following Tenant's initial request therefor after

Tenant's Occupancy Date, Landlord shall certify to Tenant the actual GLA in the Premises. If the actual GLA in the Premises shall be greater or lesser than that set forth in clause (c) of the Fundamental Lease Provisions, Landlord shall adjust the GLA and such adjusted GLA shall thereafter be conclusively deemed to be the GLA of the Premises for all purposes of this Lease.

                 (b) If Tenant is dissatisfied with Landlord's determination of the GLA of the Premises, the Building, or the Project, then Tenant shall have the right, at Tenant's expense, to cause its architect to determine the exact GLA contained therein. In the event that Tenant's architect's determination yields a GLA less than the number determined by Landlord, Tenant's architect may submit its measurements to Landlord's architect for review. Whether or not the difference in the GLA falls within the variance recognized by the WDCAR, if Landlord and Tenant are unable to resolve the discrepancies no later than thirty (30) days after the date Tenant's architect submitted said measurements to Landlord's architect, the parties shall select a qualified, independent, professional third party to resolve the discrepancies who will submit his or her determination within fifteen (15) days after selection. At such time as the exact GLA is ascertained, Landlord and Tenant shall execute an amendment to this Lease stating the exact GLA and adjusting all payments and prorations hereunder, as necessary; provided, however, that in no event shall the GLA of the Premises be more than 65,083 square feet.

         Section 1.3.     Changes to Project.

         As between Landlord and Tenant, Landlord may at any time and from time to time eliminate or add any improvements, or change or consent to a change in the shape, size, location, number, height or extent of the improvements to any portion of the Building. Nothing herein contained, however, shall be deemed to permit Landlord to change the dimensions or location of the Premises or the lobby of the Building or materially adversely affect the access to the Premises from the Common Areas adjacent thereto, if any, without Tenant's consent, unless any such changes are required by reason of any federal, state or local environmental or other law, rule, regulation, guideline, judgment, order or action.

         Section 1.4.     Status of Landlord and Project.

         Landlord has good and marketable fee simple title to the Project. Landlord is a general partnership duly organized and in good standing in the Commonwealth of Virginia, has full right, power, and authority to execute, deliver, and perform this Lease, and the person signing on behalf of Landlord is authorized to do so by any and all necessary partnership and corporate actions.

No litigation has been initiated or, to the knowledge of Landlord, threatened against Landlord or against the Project which, if adversely determined, would impair Landlord's ability to execute, deliver, and perform this Lease. Neither Landlord, any affiliate of Landlord, the Project, nor the Building is subject to or otherwise bound by any legal requirements or agreement (written or oral) which would be breached, or which would result in the creation or imposition of any title exception applicable to the Building, by Landlord's execution, delivery, or performance of this Lease. Landlord will not seek or consent to any street or alley closing or other action that would eliminate or shut off light, air, or view to or from the Premises (provided that Landlord shall not be required to initiate judicial action to prevent others from so doing).

                                   ARTICLE 2

                           PREMISES AND TENANT'S WORK

         Section 2.1.     Lease of Premises.

         (a) Office Premises. Landlord, in consideration of the Rent to be paid and the covenants to be performed by Tenant, hereby leases to Tenant, and Tenant hereby leases and takes from Landlord, for the Term, the Premises, at the rental, and upon the covenants and conditions, herein set forth.

         (b) Storage Space. Landlord hereby leases to Tenant certain additional space containing approximately 1,000 rentable square feet in such areas as more particularly designated on Schedule A-4 attached hereto. In addition, Landlord hereby grants to Tenant the right to lease certain additional storage space in such areas of the Project as are designated for storage by Landlord on a first-come, first-served basis (the initial storage space and additional storage space leased to Tenant by Landlord, if any, are collectively the "Storage Space"). Tenant may exercise its option to lease additional Storage Space from time to time throughout the term of the Lease by giving written notice to Landlord of its desire to lease the same, which notice shall be conditioned upon the availability of the desired space.

         Tenant shall pay Landlord an annual rental for the Storage Space (the "Storage Rent") equal to $10.00 per rentable square foot of GLA of the Storage Space, adjusted annually at the rate of 2 1/2% per annum. The Lease Years for Storage Space shall be concurrent with the Lease Years for the Premises. No janitorial or trash removal services shall be provided to the Storage Space.
No other charges shall be applied, as Additional Rent or otherwise, to the Storage Space, except for charges incurred by Landlord in enforcing its rights relating to the Storage Space under this Lease, in accordance with the terms of this Lease.

The Tenant shall have the option, exercisable at any time during the Term, to cancel its lease of the Storage Space, upon thirty (30) days prior written notice to the Landlord. Except as provided in this Section 2.1(b), the terms and conditions of Tenant's occupancy of the Storage Space shall be as set forth in this Lease.

         The Storage Space shall be provided with non-standard double door access, secure doors, door frames, and other improvements; provided, that the Landlord"s cost to build out the Storage Space shall not exceed Five Dollars ($5.00) per square foot. There shall also be no core factor for the Storage Space (i.e., the usable areas shall be equal to the rentable area).

         (c) Common Areas. Tenant, its partners, employees, and invitees shall have the right during the entire Term to use in common with others, in accordance with the covenants and obligation of Tenant contained in this Lease, the lobbies, entrances, exits, stairs, corridors, elevators, off-street loading areas, men's and women's rest rooms, and other public portions or facilities (including the health club located at the Project) from time to time provided by Landlord for use in common by Tenant and other tenants (the "Common Areas") located in the Building.

         Section 2.2.     Construction Plans and Contractors.

         (a) (i) The schedule of documentation, delivery, approvals, and construction items with respect to the build-out of the improvements to the Premises (the "Construction Schedule") is attached to this Lease as Schedule J, and is incorporated in this Lease by reference.

                 (ii) Tenant has delivered to Landlord and Landlord's architect a schematic design plan ("Tenant's Plan"), showing schematic space planning, perimeter offices and special location items. Landlord has reviewed and approved Tenant's Plan.

             (iii) Notwithstanding anything contained herein, Tenant, at its sole cost and expense, may select its own architect for all architectural, mechanical, electrical, plumbing and construction documents. Tenant's architect shall prepare all necessary construction drawings and specifications required for the construction of tenant improvements, as shown on Tenant's Plan (the "Constructions Documents"), on or before the Construction Document Delivery Date identified in clause (f) of the Fundamental Lease Provisions. A copy of the Construction Documents shall be sent to Landlord and Landlord's architect on or before the Construction Document Delivery Date. Landlord, within three (3) business days of receipt of the Construction Documents, shall either approve or reasonably disapprove the same, and apprise Tenant, in writing, of Landlord's approval or disapproval. Any disapproval shall list Landlord's specific objections or requested revisions.

         (b) Within five (5) business days of its receipt of the Construction Documents, Landlord shall furnish Tenant with a statement of anticipated costs of construction and material necessary to complete the Premises in accordance with Tenant's Plans. A list of tenant interior finish building standard requirements is attached as Schedule D. To the extent that such costs exceed the cost of Tenant improvements and related items covered by the Allowance (defined below), then the excess cost shall be referred to as "Tenant Plan Excess Costs." Tenant shall reimburse Landlord, as Additional Rent, for Tenant Plan Excess Costs as follows: (i) during the period of construction, Landlord may, on or about the first day of each month, deliver to Tenant a statement showing the proportion of Tenant Plan Excess Costs allocated to the previous month's work, and (ii) Tenant shall pay to Landlord, as Additional Rent, the amount specified in each statement within thirty (30) days after its receipt thereof. Such allocation shall be based on a fraction, the numerator of which is the Tenant Plan Excess Cost and the denominator of which is the total cost of the leasehold improvements to the Premises.

         (c) (i) Landlord shall contract with a general contractor (the "General Contractor") to complete the leasehold improvements in accordance with this Lease, Tenant's Plans, Schedule D and the Construction Documents. The Contract with the General Contractor shall provide for a ten percent (10%) retainage until completion of the work. Landlord shall bid the general contractor work to at least three (3) general contractor bidders, two (2) of whom may, at Tenant's option, be selected by Tenant. Each of the general contractor bidders shall submit a bid including the subcontractor or "trade" work, bid by the general contractor to at least three (3) subcontractor bidders. Landlord shall deliver to Tenant a copy of each bid within two (2) business days after it is received. The selection of the General Contractor shall be by mutual agreement of the parties, each acting in commercial good faith.

                 (ii) Landlord or its affiliate shall be the construction manager, and, in said capacity, shall perform the services described on Schedule K. For such services, Landlord shall receive a fee equal to Eighty Cents ($.80) per square foot of GLA, which shall be paid by Tenant from the Allowance and/or the Design Allowance.

                 (iii) Tenant shall appoint a construction coordinator who, together with Tenant's architect, shall be entitled to field verify the existing status of the Premises, inspect the construction work and attend the periodic job-site meetings and otherwise act on Tenant's behalf during construction. Tenant's construction coordinator shall have full authority to make all decisions on behalf of Tenant with respect to material or design changes and change orders, and any decisions made in the field by him shall be binding upon Tenant.

                 (iv) Landlord agrees that it shall cooperate, and shall cause the General Contractor and Landlord's construction manager to cooperate, with Tenant's construction coordinator. The fees of the General Contractor and construction manager and Tenant's architect shall be paid out of the Allowance, as described below.

         (d) Landlord shall remove the existing raised floor where designated by Tenant's architect, and restore/patch the floor to the condition described in Schedule I, at no cost to Tenant and not out of the Allowance (defined below). Tenant shall have the right to use all Liebert equipment, and all UPS units and related equipment currently located in the Premises.

         (e) Landlord represents that the Premises is currently completed as improved office space above base building core finished shell, which base building is more particularly described in Schedule I. Landlord shall maintain all life safety systems as set forth in Schedule I, and Landlord shall comply with all requirements of all prevailing governmental authorities having or claiming jurisdiction over the Building, Project or Common Areas concerning the same. The construction coordinator and Tenant's architect shall be entitled to field verify the completion of base building core finished shell. If any work is required to cause the Premises to comply with the standards for base building finished shell and to comply with any and all requirements of all prevailing governmental authorities having or claiming jurisdiction over the Premises, including the requirements of the ADA (as defined below), the work shall be completed by Landlord, at Landlord's sole cost and expense, as promptly as possible after execution of this Lease and prior to or concurrently with the commencement of the demolition of the existing improvements and build-out of Tenant's improvements, at Landlord's expense.

         (f) As used in this Lease, the Americans with Disabilities Act ("ADA") shall mean the Americans with Disabilities Act of 1990, 42 U.S.C.
Section 1201 et seq., and all implementing regulations. Landlord and Tenant intend to comply with the requirements of the ADA and the parties hereby mutually agree to allocate responsibility for such compliance as follows:

                 (i) Landlord shall have the responsibility to comply with the requirements of the ADA in all Common Areas and common elements, including all restrooms located within the Premises. Such compliance responsibility shall include, but shall not be limited to, the obligation to remove architectural and communication barriers in the Common Areas and common elements where such removal is readily achievable. Landlord represents that the Building is in compliance with the ADA and agrees to indemnify Tenant from any claims arising from Building non-compliance and shall remedy the same at no cost to Tenant, unless such non-compliance results from Tenant's actions.

             (ii) Tenant shall have the responsibility to comply with the requirements of the ADA in the Premises. Such responsibility shall include, but shall not be limited to, the obligation to remove architectural and communication barriers in the Premises created by Tenant's trade fixtures and leasehold improvements made by Tenant, where such removal is readily achievable.

            (iii) Where Building alterations involve the Common Areas or common elements which are under Landlord's control, it shall be the Landlord's responsibility to comply with the standards of accessibility required under the ADA.

             (iv) Each party shall be responsible for the ADA compliance of its own standards, criteria, administrative methods, eligibility criteria, policies, practices, and procedures.

             (v) Tenant shall be responsible for the provision of any "auxiliary aids and services," as such term is defined and used in the ADA, to its customers, clients, or patrons if and to the extent required in connection with the operation of its business or occupancy of the Premises.

             (vi) To the extent permitted by the ADA, where either Landlord or Tenant can demonstrate that barrier removal is not readily achievable in an area in which either party has responsibility for ADA compliance, the party responsible for compliance, as herein provided, shall make use of alternatives to barrier removal, if such alternatives area readily achievable.

            (vii) Where alterations made by either party trigger "path of travel" requirements under the ADA, the party making such alterations shall be responsible for satisfying such requirements.

         Section 2.3.     Construction Allowance.

         (a) Tenant shall receive a total construction allowance (the "Allowance") in the amount of Twenty-four Dollars ($24.00) per square foot of GLA of the Premises, which shall be applied towards leasehold improvements over the existing improved condition, or as listed below. For the purposes of this paragraph, leasehold improvements may specifically include, but not be limited to, construction of Tenant improvements, construction management services, permit fees, signage costs, suite security systems, voice and data cabling, modular furniture, Tenant's construction coordinator, and any other applicable internal and/or external costs incurred by Tenant (which combined costs shall not be reimbursed in an amount in excess of the Allowance).

         (b) In addition to the Allowance, Landlord shall pay the following:

                 (i) a design allowance (the "Design Allowance") not to exceed a total of Two Dollars and Ten Cents ($2.10) per square foot of GLA of the Premises, to offset Tenant's cost of any and all design, architectural and engineering services and documents, including the cost of the completed preliminary plan on 8065 Leesburg Pike and the construction management fee described in Section 2.2(c)(ii). The Design Allowance shall be paid by Landlord to Tenant's architect upon Landlord's receipt of invoices, pursuant to Landlord's payment procedure (i.e., if the invoice is submitted by the 25th day of a month, Landlord shall pay the same by the end of the following month).
Any unused portion of the Design Allowance shall be retained by Landlord; and

                 (ii) a relocation/moving expense (the "Moving Allowance") of Two Dollars ($2.00) per square foot of GLA of the Premises, which shall be used by Tenant to offset any moving expenses, which shall include all moving and relocation expenses, costs of relocation/reconnection of computer and telephone equipment, disassembly/reassembly of modular furniture, relocation of copier equipment, and relocation, reassembly and parts for the central file systems. The Moving Allowance shall be paid by Landlord to Tenant upon its reasonable approval of Tenant's invoices for the actual costs incurred in such relocation, pursuant to Landlord's payment procedure (i.e., if Tenant submits its invoices by the 25th day of the month, Landlord shall reimburse Tenant by the end of the following month). Any unused portion of the Moving Allowance shall be retained by Landlord.

         (c) The cost of construction of the leasehold improvements shall be paid monthly by the Landlord out of the Allowance based upon the draw schedule and work in place. Tenant and Tenant's construction coordinator shall receive a copy of each monthly requisition. To the extent that any portion of the Allowance to be contributed by the Landlord under this paragraph does not apply to the initial construction of Tenant's improvements to the

Premises, the remaining funds shall be retained by Landlord. It is hereby agreed that all leasehold improvements shall immediately become the property of Landlord upon completion unless otherwise agreed to in writing.

         Section 2.4.     Construction of Premises.

         (a) The Landlord agrees to use due diligence to complete the leasehold improvements including without limitation the Tenant improvements and Base Building work as further described in Schedule C, Schedule D and Schedule I attached hereto, and in accordance with the Schedule of Completion, on or before March 15, 1996. The leasehold improvements shall be completed by Landlord in a good and workmanlike manner using new materials and in accordance with all applicable laws and codes governing the same, including, however, not limited to the ADA. Upon approving Tenant's Plans, Landlord shall be required to install all improvements set forth in Tenant's Plan; provided, however, that Tenant's Plans shall (a) conform with all applicable laws, rules, regulations, and ordinances; (b) conform with all Building and Project specifications and plans; and (c) not adversely affect any Building system. Landlord agrees that it shall not effect change orders without the written approval of Tenant or Tenant's construction coordinator.

         (b) Landlord agrees that if the Premises are not substantially complete and delivered to Tenant by March 15, 1996, then Rent shall be abated until the Rent Commencement Date.

         (c)     (i)      If Landlord shall be hindered or delayed or prevented
from the performance of any act required in completing the leasehold improvements to the Premises by any reason of force majeure, then the Rent Commencement Date shall be extended for a period equivalent to the period of delay. "Force majeure" shall mean any delay by reasons of strikes, lockouts, failure of power to the area to which the Project is located, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, fire or other casualty, or other reason of as similar nature beyond the reasonable control of Landlord or Tenant.

                 (ii) If Landlord is unable to deliver possession of the Premises to Tenant on the Scheduled Term Commencement Date for any reason, based on information available to Landlord at that time, Landlord shall notify Tenant at least fifteen (15) days prior to the Scheduled Term Commencement Date.

         (d) If anyof the following has not been satisfied by the date listed below (subject in each instance except for clause (v) to any force majeure), then Tenant shall be entitled, at Tenant's sole option, to terminate this Lease by written notice thereof to the Landlord given no later than five (5) business days after the date of such occurrence:

                 (i) Landlord fails to deliver to Tenant a fully executed copy of a termination agreement between Landlord and AT&T in form reasonably and substantially similar to that approved by Tenant by the date hereof; or

                 (ii) AT&T fails to vacate the Premises by January 31, 1996; or

                 (iii) the demolition to be completed within the Premises has not been completed by March 15, 1996; or

                 (iv) the leasehold improvements have not been Substantially Completed by June 30, 1996; or

                 (v) notwithstanding any force majeure, the leasehold improvements have not been Substantially Completed by September 30, 1996.

         (e)     (i)      The date by which Landlord shall use its due
diligence to deliver the Premises, Substantially Complete (the "Delivery Date," initially set at March 15, 1996), the date on which Tenant is entitled to terminate the Lease for failure of the Landlord to meet the Delivery Date or for other cause set forth in Section 2.4(d), above (each, a "Termination Date"), and the date by which Tenant must elect to terminate, if so entitled (the "Election Date") shall each be extended by one (1) day for each day of Tenant Delay. "Tenant Delay" shall mean any delay caused by or resulting from:
(1) failure of Tenant to deliver the Construction Documents to Landlord and Landlord's architect by the Construction Document Delivery Date; (2) failure of Tenant to timely or properly arrange its furnishings or be present for any scheduled walk-through of the Premises in order to obtain the certificate of occupancy once the Premises are otherwise Substantially Complete, or (3) failure of Tenant's construction coordinator or Tenant's architect to appear at the site within four (4) hours after request by Landlord or the General Contractor (provided, if request is made after 2:00 p.m., or on a weekend or legal holiday, the Tenant's construction coordinator shall respond by 12:00 p.m. noon on the next business day), and respond within two (2) business days with a revision to the design, if necessary, upon request due to design discrepancies. In addition:

                 (i) each business day of delay due to a Tenant Delay shall add one (1) business day to the Delivery Date, the Termination Date and the Election Date.

              (ii) the dates of March 15, 1996, June 30, 1996 and September 30, 1996, as used in paragraph (d) of this Section 2.4, shall mean such dates, plus any days by which each is extended due to a Tenant Delay.

             (iii) additionally, all requests for revisions and for appearance by the Tenant's construction coordinator shall be given by facsimile (in addition to any oral notice provided), and no Tenant Delay or force majeure shall exist unless and until Landlord notifies Tenant of the existence of events giving rise to the claim by Landlord of a Tenant Delay or a force majeure, which notice shall be given by hand delivery to Tenant's construction coordinator (with copies by facsimile to Tenant), and which notice shall be sent within two (2) business days after the discovery of the occurrence of such events.

         (f)   (i)        If Landlord shall be hindered or delayed or prevented
from the performance of any act required in completing the leasehold improvements to the Premises by any reason of force majeure, then the Delivery Date, Termination Date, Election Date and the Rent Commencement Date shall be extended for a period equivalent to the period of delay, except for the outside termination date set forth in clause (v) of Section 2.4(d). "Force majeure" shall mean any delay by reasons of strikes, lockouts, failure of power to the area to which the Project is located, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, fire or other casualty, or other reason of as similar nature beyond the reasonable control of Landlord or Tenant.

              (ii)        Upon any termination of this Lease pursuant to this
Section 2.4, and except as otherwise specified herein, neither Landlord nor Tenant shall have any continuing liability to the other beyond the payment of Tenant's reasonable architectural fees, which shall be paid from the Allowance.

         Section 2.5.     Substantial Completion and Occupancy.

         (a) Landlord shall give Tenant at least thirty (30) days' prior written notice of its estimated date on which the Premises will be substantially complete and ready for occupancy by Tenant. The Premises shall be deemed ready for occupancy by the Tenant on that date on which the Landlord's architect and Tenant's construction representative have certified that "substantial completion" of the leasehold improvements to the Premises has occurred. "Substantial Completion" and "Substantially Complete" mean that date on which (i) all leasehold improvements to the Premises have been completed in accordance with Tenant's Plans and Schedules C and D to the Lease, subject only to minor punch-list items of work which do not substantially interfere with Tenant and Tenant's use of the Premises, (ii) when all governmental or quasi-governmental requirements applicable to the construction and occupancy of the Premises are satisfied (it being understood that the obligation to obtain the certificate of occupancy shall be borne mutually by Landlord and Tenant, provided that Tenant shall timely and properly arrange its furnishings and be available for walk-throughs of the Premises and Landlord shall initiate and maintain the necessary contacts with Fairfax County), (iii) Tenant, its employees, agents and invitees, have ready access to and egress from the Premises and the Common Areas and such areas are installed, clean, free of construction equipment and materials, (iv) all major equipment and mechanical systems are in good working order, and (v) the Premises are broom clean.

         (b) Prior to the Rent Commencement Date, Tenant, Landlord, and Tenant's architect shall inspect the Premises and the Common Areas and the Landlord, Tenant and Tenant's architect shall prepare and execute a punch list. Landlord shall complete as soon as conditions practically permit, but in any event within sixty (60) days of Substantial Completion, all punch-list items, and Tenant shall reasonably cooperate with Landlord in connection therewith. During the first two (2) Lease Years, Landlord shall also promptly commence and use due diligence to remediate any latent defects as they become known to Landlord or which Tenant notifies Landlord of, after Tenant becomes aware of the same.

         Section 2.6.     Tenant's Occupancy of Premises.

         (a) The Tenant shall complete its move into the Premises within forty-five (45) days following Substantial Completion. Tenant, upon commencing its move into the Premises, shall diligently and without interruption complete the move; provided, however, that Tenant may complete its move in two (2) separate phases, each of which shall be uninterrupted and continuous. The Monday following Tenant's move into the Premises shall be "Tenant's Occupancy Date." Within fifteen (15) days following Tenant's Occupancy Date, Tenant shall deliver to Landlord a fully executed "Term Commencement Letter" in the form attached hereto as Schedule E.

         (b) So long as Tenant does not unreasonably interfere with the General Contractor's construction of the leasehold improvements to the Premises and/or any other work of Landlord within the Building, Tenant may have access to the Premises at least thirty (30) days prior to the projected Tenant's Occupancy Date for the purpose of installing special equipment, millwork and similar items. Tenant may also have access to the Project at reasonable times upon reasonable advance notice, during construction to install cabling and wiring to the partitions being enclosed, as necessary for the same. Tenant shall use due diligence to complete, or cause to be completed, the installation of Tenants fixtures, furnishing and equipment prior to the date Tenant moves into the Premises. If any of the work or installations to be carried out by Tenant hereunder will or are likely to interfere with the work or the schedule being conducted or overseen by the General Contractor, Tenant shall submit to the construction manager a description of such work and coordinate its installations and schedule with that of the General Contractor.

         (c) If the Premises are Substantially Complete prior to the Scheduled Term Commencement Date, Landlord shall notify Tenant, and Tenant shall have the option of occupying the Premises prior to the Scheduled Term Commencement Date. Upon Tenant's response to Landlord that it intends to occupy the Premises, prior to the Scheduled Term Commencement Date, for its business use: (i) the Scheduled Term Commencement Date shall be the date which Tenant first occupies the Premises for the normal conduct of its business, as set forth above; and (ii) Tenant shall not be obligated to pay Landlord the Base Rent until the Scheduled Term Commencement Date.

         (d) Landlord, at its cost and expense, shall repair or replace all materials, workmanship, fixtures, or equipment incorporated by Landlord in the Premises (whether as leasehold improvements or otherwise) which shall prove to be defective during a period of twelve (12) months after the Rent Commencement Date (the "Warranty Period"). Landlord shall assign to Tenant all warranties (if assignable) from subcontractors and material suppliers for such materials, workmanship, fixtures, or equipment in effect after the expiration of the Warranty period; provided, however, that if any such warranties are not assignable, Landlord shall, at Tenant's request, use its commercially reasonable efforts to enforce for the benefit of Tenant, at Tenant's expense, such non-assignable warranties. In performing any warranty work pursuant to this Section 2.6(d), Landlord and its contractors and subcontractors shall endeavor to perform any significant work during non-business hours, and shall perform all work in such manner and at such times as will cause as little inconvenience and disruption to Tenant as is practicable under the circumstances.

         Section 2.7.     Right of First Offer (Recurring).

         (a) Provided that Tenant is not in default under this Lease beyond any applicable grace, notice or cure period or is diligently pursuing a good faith cure of any default hereunder at the time that Tenant exercises such option, and is not subletting more than fifty percent (50%) of the Premises or assigned its interests under the Lease, Tenant shall have an ongoing right of first offer (the "Recurring ROFO"), subject in all respects to the prior rights of current tenants at the Project (which rights are described on Schedule L), to lease any office space not initially leased by Tenant within Floor 2 of the Building and/or approximately 8,436 square feet of GLA on Floor 6 of the Building, as hereinafter provided. This Recurring ROFO may not be offered more than two (2) times in any twelve (12) month period, and is not contingent upon Tenant's exercise of any other right or option under this Lease except that Tenant shall not be entitled to exercise its ROFO during the last twelve (12) months of the Main Term unless it has exercised its renewal option under Section 3.4.

         (b) Landlord shall provide written notice to Tenant as early as reasonably possible in advance of the date that any such space may become available, and shall use its commercially reasonable efforts to provide notice simultaneously with any notice provided to any tenants with prior rights. Landlord's notice shall contain the rent and allowances that will apply to the proposed ROFO space (both calculated as provided in paragraph (c) below). If Tenant elects to exercise its Recurring ROFO with respect to the proposed ROFO space, it shall give written notice thereof within ten (10) business days after receipt of Landlord's notice of availability. If Landlord does not receive Tenant's election to exercise its Recurring ROFO within such ten (10) business day period, then Landlord shall be entitled to lease the proposed ROFO space to another tenant. If Tenant elects to exercise its Recurring ROFO, then in its notice to Landlord of that election, Tenant shall inform Landlord as to whether Tenant accepts or does not accept Landlord's calculation of Market Rent for the ROFO space. If Tenant does not accept Landlord's calculation of Market Rent, then the parties shall proceed directly to a "three-broker" determination. Immediately after Tenant initially rejects Landlord's determination of Market Rent, then Landlord's broker and Tenant's broker together shall select a third licensed real estate broker with at least five (5) years experience in the Tysons Corner, Virginia office market. The three brokers shall then, within ten (10) days of Tenant's initial notice of rejection to Landlord, calculate the Market Rent for the ROFO space by taking the average of those two (2) of the three (3) brokers' rent calculations that are the closest together. The brokers' calculation of Market Rent shall be irrevocable and binding upon Landlord and Tenant; provided, however, that Tenant's exercise of its Recurring ROFO is conditioned upon, and shall be revocable by Tenant in its sole discretion until, three (3) business days after the final determination (as set forth in this Section 2.7(b)) of the Base Rent for the ROFO space.

       (c) If Tenant exercises its Recurring ROFO, Tenant shall thereafter enter into a lease of the proposed ROFO space on the terms and conditions as are set forth in this Lease (except the Rent and the Allowance). If Tenant exercises the Recurring ROFO during the first two (2) Lease Years, Tenant shall pay the then-escalated Base Rent for its occupancy of the proposed ROFO space. If Tenant exercises the Recurring ROFO during the remaining four (4) Lease Years, the Base Rent shall be ninety-five percent (95%) of the then-current Market Rent (defined in the first paragraph of Section 3.4(c)). The Allowance applicable to the proposed ROFO space shall be $26.10 multiplied by the GLA of the ROFO space, but reduced on a pro-rata basis relative to Tenant's then-remaining Main Term. Base Rent shall commence ten (10) business days after the delivery of the ROFO space to Tenant (the "ROFO Rent Commencement Date") with the leasehold improvements Substantially Completed. The leasehold improvements for the ROFO space shall be completed by Landlord substantially in accordance with the provisions of
Article 2 of this Lease.

         (d) Upon the ROFO Rent Commencement Date of any ROFO space, the ROFO space shall be added to and constitute a part of the Premises, and the GLA of the Premises shall be increased accordingly. The term of the lease for any ROFO space shall be coterminous with the Term of this Lease. In addition, Tenant shall be entitled to additional non-reserved parking spaces on the same basis as described in Section 7.4.

         Section 2.8.     Right of First Offer (Secondary).

         (a) Provided the Tenant is not in default under this Lease beyond any applicable grace, notice or cure period or is diligently pursuing a good faith cure of any default hereunder at the time that Tenant exercises such option, and is not subletting more than fifty percent (50%) of the Premises or assigned its interest under the Lease, Tenant shall have a one-time right of first offer subject in all respects to the prior rights of current tenants at the Project (which rights are described on Schedule L), to lease the entire 5th floor of the Building (approximately 22,645 square feet of GLA), plus a recurring right of first offer, not to exceed two times per year, on the entire 7th floor (14,537 square feet of GLA) and approximately 14,209 square feet of GLA on the balance of the 6th floor, both spaces currently being occupied by Informix, as the leases shall expire, but subject to the existing tenants' renewal and expansion options (the "Secondary ROFO"). This Secondary ROFO is not contingent upon Tenant's exercise of any other right or option under this Lease, except the Tenant shall not be entitled to exercise its ROFO during the last twelve (12) months of the Main Term unless it has exercised its renewal option under Section 3.4 of this Lease.

         (b) Landlord shall provide written notice to Tenant as early as reasonably possible in advance of the date that any such space may become available, and shall use its commercially reasonable efforts to provide notice simultaneously with any notice given to any tenant with prior rights. Landlord's notice shall contain the Rent and allowances that will apply to the proposed ROFO space (both calculated as provided in paragraph (c), below). If Tenant elects to exercise its Secondary ROFO with respect to the proposed ROFO space, it shall give written notice thereof within ten (10) business days after receipt of Landlord's notice of availability. If Landlord does not receive Tenant's election to exercise its Secondary ROFO within such ten (10) business day period, then Landlord shall be entitled to lease the proposed ROFO space to another tenant. If Tenant elects to exercise its Secondary ROFO, then in its notice to Landlord of that election, Tenant shall inform Landlord as to whether Tenant accepts or does not accept Landlord's calculation of Market Rent for the ROFO space. If Tenant does not accept Landlord's calculation of Market Rent, then the parties shall proceed directly to a "three-broker" determination. Immediately after Tenant initially rejects Landlord's determination of Market Rent, then Landlord's broker and Tenant's broker together shall select a third licensed real estate broker with at least five (5) years experience in the Tysons Corner, Virginia office market. The three brokers shall then, within ten (10) days of Tenant's initial notice of rejection to Landlord, calculate the Market Rent for the Premises, in accordance with the method set forth in
Section 2.7(b) above. The brokers' calculation of Market Rent shall be irrevocable and binding upon Landlord and Tenant; provided, however, that Tenant's exercise of its Secondary ROFO is conditioned upon, and shall be revocable by Tenant in its sole discretion until, three (3) business days after the final determination (as set forth in this Section 2.8(b)) of the Base Rent for the ROFO space.

         (c) If Tenant exercises any one or more of its Secondary ROFOs, Tenant shall thereafter enter into a lease of the proposed ROFO space on the terms and conditions as are set forth in this Lease (except the Rent and the Allowance). If Tenant exercises a Secondary ROFO, the Base Rent shall be ninety-five percent (95%) of the then current Market Rent (defined in the first paragraph of Section 3.4(c)). The Allowance applicable to the proposed ROFO space shall be $26.10 multiplied by the GLA of the ROFO space, but shall be reduced on a pro rata basis relative to Tenant's then remaining Main Term.
Base Rent shall commence on ten (10) business days after the delivery of the ROFO space to Tenant with the leasehold improvements Substantially Completed. The leasehold improvements for the ROFO space shall be completed by Landlord substantially in accordance with the provisions of Article 2 of this Lease.

         (d) Upon the ROFO Rent Commencement Date of any ROFO space, the ROFO space shall be added to and constitute a part of the Premises, and the GLA of the Premises shall be increased accordingly. The term of the lease for any ROFO space shall be coterminous with the term of this Lease. In addition, Tenant shall be entitled to additional non-reserved parking spaces on the same basis as described in
Section 7.4.

         Section 2.9.     Mechanics' and other Liens.

         (a) With respect to any work performed by Tenant in furnishing or equipping the Premises hereunder, and with respect to any alterations performed pursuant to Section 10.4, Tenant will not permit to be created and has no authority to permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished by a contractor, subcontractor, mechanic, laborer or materialman, or any mortgage, security agreement or otherwise by or for Tenant), which might be or become a lien or encumbrance or charge upon the Premises, or Tenant's leasehold estate therein, the Project or any income therefrom. Tenant will not suffer any other matter or thing whereby the estate, rights and interests of Landlord in the Project might be encumbered or impaired.

         (b) If any mechanics' lien on account of any alleged debt of Tenant, or any person acting on Tenant's behalf, shall be filed against the Premises, the Project or any income therefrom, Tenant shall take and diligently prosecute appropriate action to have the same discharged or bonded and released of record at Tenant's sole expense within thirty (30) days of the filing of such lien. Upon Tenant's failure so to do, Landlord, in addition to any other right or remedy that it may have, may cause said lien to be discharged or bonded and take such other action as may be reasonably necessary to protect its interest, and Tenant shall pay any amounts paid by Landlord in connection with such action, and all reasonable legal and other costs and expenses incurred by Landlord in connection therewith (including reasonable attorneys' fees, court costs (if awarded post-judgment) and other necessary disbursements). Any such amounts paid by Landlord and the amount of any such expenses or costs incurred by Landlord, if not paid by Tenant to Landlord within thirty (30) days after the date Tenant receives written notice and verification from Landlord of the amount thereof and demand for payment of the same, shall, together with interest thereon at the Default Rate from the date of the receipt by Tenant of the aforesaid written notice to the date of payment thereof by Tenant, be treated as Additional Rent, and shall be payable by Tenant to Landlord not later than thirty (30) days after the giving of such written notice and demand. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

         (c) Tenant shall promptly pay all persons furnishing labor or materials with respect to any work performed by or on behalf of Tenant in, on or about the Premises. No work which Landlord permits Tenant to perform shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. This Lease expressly provides that the interest of Landlord shall not be subject to liens for improvements made for or on behalf of Tenant, and Tenant shall notify each of Tenant's Contractors (defined below) of the foregoing provisions.

         (d) To the extent permitted by law, Landlord shall have the right to post such other notices as Landlord may reasonably deem to be appropriate for the protection of its interests in the Premises. The provisions of this
Section 2.9 shall apply with respect to any work performed by or on behalf of Tenant in, on or about the Premises during the Term thereof. Nothing contained in this Section 2.9 shall be deemed to relieve Landlord from its responsibility for any liens resulting from Landlord's (or its affiliate's or agent's) performance of any construction at the Project.

         Section 2.10.    Tenant's Property; Landlord's Lien.

         (a) All trade fixtures, furniture, equipment apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises ("Tenant's Property") shall be and remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term, provided Tenant shall repair to the reasonable satisfaction of Landlord any damage to the Premises caused by the removal of any of Tenant's Property.

         (b) If Tenant's Property, or any portion thereof, is not removed from the Premises upon the expiration of the Term or any earlier termination of this Lease in accordance with the foregoing, such remaining Tenant's Property shall, at the election of Landlord, become the personal property of Landlord, and Tenant's rights therein shall cease upon the exercise of such election by Landlord.

         (c) Landlord hereby waives any statutory or other lien Landlord may have on any of Tenant's personal property located at the Premises.

                                   ARTICLE 3

                                      TERM

         Section 3.1.     Term.

         The term of this Lease ("Term") shall include the Preliminary Term and the Main Term; provided, that if Tenant exercises its renewal option provided in Section 3.4 of this Lease, then "Term" shall include (where the context is appropriate) the Preliminary Term, the Main Term and the Renewal Term.

         Section 3.2.     Preliminary Term.

         The "Preliminary Term" shall begin as of the date of this Lease and, unless sooner terminated as herein provided, continue thereafter through the day immediately prior to the Rent Commencement Date.

         Section 3.3.     "Main Term," "Lease Year" Defined.

         (a) "Main Term" means the period commencing on the Rent Commencement Date and, subject to the provisions of Article 15 and the other terms and conditions of this Lease, continuing for the number of years specified in clause (a) of the Fundamental Lease Provisions.

         (b) "Lease Year" means each successive twelve (12) calendar month period commencing on the first (1st) day of the calendar month immediately following the calendar month containing the Rent Commencement Date, as defined in Section 4.2, unless the Rent Commencement Date shall be the first (1st) day of the calendar month, in which event the Lease Year shall commence on the Rent Commencement Date.

         (c) It is intended that Base Rent and any other payments required to be made by Tenant hereunder be calculated with reference to the Lease Year. All other charges for which Tenant is responsible are to be based upon the calendar year or partial calendar year, whichever is applicable.

         Section 3.4      Renewal Term.

         (a) Tenant shall have and is hereby granted one (1) option to extend the Main Term, for an additional five (5) year term (the "Renewal Term"), commencing at the expiration of the Main Term and terminating on the fifth (5th) anniversary of the expiration of the Main Term. At least nine (9) months before the expiration of the Main Term, Tenant shall provide written notice to the Landlord of its desire to renew the Lease; provided, that the renewal option shall be exercisable only if the Tenant (i) is not in default under the Lease beyond any applicable grace, notice or cure period or is diligently pursuing a good faith cure of any outstanding default, and (ii) has not sublet more than fifty percent (50%) of the Premises or assigned its interests under the Lease.

         (b) Except as provided as follows, the Renewal Term shall be upon the same terms, covenants and conditions as are set forth in this Lease, except for the provision of parking at no cost to Tenant (which parking during any Renewal Term shall be at a rate not higher than the most favorable rate [which may be zero] being given at that time to any office tenant within the Project). For the purposes of this Lease, no distinction is made between the terms "extend" or "renew" or any variations thereof.

         (c) The Base Rent for the first (1st) Lease Year of the Renewal Term shall be ninety-five percent (95%) of Market Rent.

         "Market Rent" means the annual fair market rental for comparable office premises in comparable buildings for a comparable term that would be agreed upon by a landlord and a tenant located in the Tysons Corner, Virginia area, taking into consideration the following: (a) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interests; (b) Landlord will not be providing to Tenant any market concessions, including without limitation rental abatement, tenant improvement allowance and additional tenant concessions, if any, being offered at comparable buildings (which would serve to reduce what would otherwise be the Market Rent); (c) the Premises are to be let substantially subject to the provisions of this Lease for a five (5) year term; and (d) there is no broker's or finder's fee or commission payable by either party, unless Tenant has retained a broker, in which case Landlord shall pay Tenant's broker a market rate commission or less if applicable, and the fact that Landlord is paying such a commission shall be taken into account in determining Market Rent; and
(e) the Premises are being demised in their then "as-is" condition. Any determination of Market Rent shall also include the rent escalation applicable during the Renewal Term.

         Within thirty (30) days of its receipt of Tenant's notice of its desire to exercise a renewal option, the Landlord shall send to the Tenant a written notice specifying its good faith determination of the Market Rent, including rent escalations, for the Premises. In its determination of Market Rent, Landlord shall provide its estimate, in its commercial good faith, of the Operating Costs and Taxes. The Base Years for Building Operating Costs and for Taxes shall also be updated to the twelve (12) month period following the commencement date of the Renewal Term. Within thirty (30) days of its receipt of notice from Landlord, Tenant shall accept or challenge, in writing, Landlord's determination of Market Rent. If Tenant challenges Landlord's determination of Market Rent, (i) the parties shall attempt to negotiate mutually acceptable renewal terms, or Tenant may elect to proceed directly to a "three-broker" determination and (ii) Tenant shall have the right to rescind its exercise of said renewal option within five (5) business days following the final determination of Market Rent. If Landlord and Tenant are unable to agree on Market Rent within ten (10) days after Tenant initially rejects Landlord's determination of Market Rent, then Landlord and Tenant shall each, within ten (10) days thereafter, select a licensed real estate broker with at least five (5) years experience in the Tysons Corner, Virginia area office market, who shall each determine the Market Rent for the Premises in accordance with this paragraph.

         If the higher determination of the Market Rent submitted by one of the brokers is equal to or less than one hundred ten percent (110%) of the determination of the Market Rent submitted by the other broker, the Market Rent shall be the average of the two determinations. If the determination of the Market Rent submitted by one of the brokers exceeds one hundred ten percent (110%) of the determination of the Market Rent submitted by the other broker, the two brokers shall jointly, within five (5) days after notice from either Landlord or Tenant, appoint a third broker with similar qualifications to determine the Market Rent. If the two brokers cannot agree as to the selection of a third broker within five (5) days after the request that they do so, either party may request that any officer of the Board of Realtors for Fairfax County appoint the third broker, which appointment shall be made within ten
(10) days thereafter. The third broker shall complete its determination of the Market Rent within thirty (30) days after its appointment. The Market Rent shall be that determination which provides for a net effective rental rate that is neither highest or lowest of the three determinations, unless two determinations are the same, in which event it shall be that amount.

         Landlord and Tenant shall each bear the cost of their respective brokers, and one-half (1/2) the cost of the third broker, if any.

         Section 3.5      Termination.

         Unless sooner terminated pursuant to the provisions hereof, this Lease shall terminate on the expiration of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all remedies at law or equity respecting the summary recovery of possession of the Premises from a Tenant holding over, to the same extent as if statutory notice had been given. For a period of six (6) months prior to the expiration of the Term, upon reasonable prior notice to Tenant, Landlord shall have the right to show the Premises and all parts thereof to prospective tenants during normal business hours.

         Section 3.6.     Holding Over.

         If Tenant shall be in possession of the Premises after the termination of this Lease, in the absence of any written agreement extending the Term, the tenancy under this Lease shall become one from month-to-month, terminable by Landlord or Tenant on thirty (30) days' prior written notice, at a monthly rental equal to one hundred fifty percent (150%) of the sum of (i) the monthly installment of Base Rent payable during the last calendar month of the Term and
(ii) one twelfth (1/12) of the average annual Operating Charge, Tenant's Utility Charge and Tenant's Taxes payable thereunder for the last two (2) Lease Years. Tenant shall also pay as Additional Rent all other charges payable under the terms of this Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy shall be subject to all other conditions, provisions and obligations of this Lease. Tenant shall not interpose any counterclaims in a summary proceeding or other action based on holdover; provided, however, that Tenant may assert all applicable defenses in any such proceeding.

                                   ARTICLE 4

                                      RENT

         Section 4.1.     Tenant's Agreement to Pay Rent.

         Tenant hereby agrees to pay to Landlord during the Term, at the times and in the manner herein provided, Base Rent, as may be increased from time to time, and Additional Rent (collectively, "Rent"). Tenant's obligation to pay Rent accrued and payable during the Term shall survive the termination of this Lease.

         Section 4.2. Rent Commencement Date. "Rent Commencement Date" means the date that is ten (10) business days following the Substantial Completion of the leasehold improvements.

         Section 4.3. Base Rent. Tenant shall pay Landlord the Base Rent set forth in clause (g) of the Fundamental Lease Provisions, in twelve (12) equal monthly installments, on the first (1st) day of each calendar month. If the Main Term should begin on a date other than the first (1st) day of a calendar month, Tenant shall pay Landlord as Base Rent for such days remaining in the partial month the product obtained by multiplying 1/365th of the Base Rent for the first Lease Year by the number of days remaining in such partial month.

         Section 4.4.     Additional Rent.

         In addition to Base Rent, Tenant shall pay all other sums of money or charges of whatever nature required to be paid by Tenant to Landlord pursuant to this Lease (collectively, "Additional Rent"), whether or not the same are designated as Additional Rent.

         Section 4.5.     Payment of Rent.

         Tenant shall pay all Rent when due and payable, without any set-off, deduction, notice or prior demand therefor whatsoever. If Tenant shall fail to pay any Rent within five (5) days after notice that the same is due, Tenant shall be obligated to pay a late payment charge equal to five percent (5%) of any Rent payment not paid when due, to reimburse Landlord for its additional administrative costs. Unless otherwise provided herein, any Additional Rent which shall become due shall be payable with the next installment of Base Rent, and if none is thereafter due, upon Landlord's demand therefor. Rent and any reports and statements required of Tenant shall be paid and delivered to Landlord at the designated management office in the Building between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, or at such other place reasonably acceptable to Tenant as Landlord may, from time to time, designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         Section 4.6.     Security Deposit.  INTENTIONALLY DELETED.

         Section 4.7.  Interest Charge.

         In addition to any late payment charge which might otherwise be due, any Rent payable by Tenant under this Lease which is not paid within five (5) days after the same is due shall bear interest at the Default Rate from the first day due until such Rent, plus all interest accrued thereon, are paid in full; provided, however, that the terms of this Section 4.7 shall be waived the first (1st) two (2) times in any twelve (12) month period that Tenant fails timely to pay any Rent within such five (5) day period.





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
                                   ARTICLE 5

                                      USE

         Section 5.1.  Prompt Occupancy and Use.

         Tenant shall occupy the Premises upon commencement of the Main Term and thereafter shall continuously occupy and use the Premises for the permitted use as set forth in clause (i) of the Fundamental Lease Provisions ("Permitted Use") and for no other purpose whatsoever without the prior written consent of Landlord. If Tenant vacates the Premises for a period exceeding three (3) consecutive calendar months at any time during the Term, unless due to a Casualty or approved Transfer, Landlord shall have the right (but not the obligation) to terminate this Lease and recapture the Premises, but if Tenant is not otherwise in default under this Lease, Landlord shall not be entitled to recover damages or collect Rent (beyond the date of Landlord's termination) as a result thereof.

         Section 5.2.  Operating Hours.

         The operating hours for office tenants at the Building are 8:00 a.m. until 6:00 p.m. Mondays through Fridays and 8:00 a.m. until 1:00 p.m. Saturdays (excepting, however, Sundays and legal holidays). If Tenant is operating within the Premises for hours in excess of the stated operating hours and requests additional HVAC service for such periods, then Tenant shall pay to Landlord as Additional Rent, upon demand, any additional costs actually incurred by Landlord in connection therewith. The current costs to Landlord for after hours HVAC is $48.00 per floor per hour.

         Section 5.3.  Operational Requirements.

         (a) Landlord shall perform or provide certain standard building services at, to or within the Building, a schedule of which is attached hereto as Schedule B, in accordance with the standards of a modern, first-class office building. The cost of providing or performing the services are included within the "Operating Costs" of the Building, a proportionate share of the increase to which over those for calendar year 1996 shall be paid by Tenant in accordance with the terms of this Lease.

         (b) In regard to the use and occupancy of the Premises, Tenant shall, at its expense: (i) keep the inside and outside of all glass doors of the Premises clean; (ii) replace promptly any cracked or broken glass (except exterior glass) with glass of like kind and quality; (iii) maintain the Premises in a clean, orderly and sanitary condition; (iv) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the interior of the Premises; (v) comply with all federal, state, county and city laws, ordinances, codes, rules, regulations and reasonable recommendations of Landlords's insurer or applicable fire insurance rating organizations now or hereafter in effect; (vi) comply with and observe all reasonable rules and regulations established by Landlord from time to time for the Building, a copy of which current rules and regulations are attached hereto as Schedule F, provided the same are applied equally to all tenants of the Building; and (vii) conduct its business in all respects in a dignified manner in accordance with the highest standards of a first-class office project in the Tysons Corner, Virginia area.

         (c) In regard to the use and occupancy of the Premises and the Common Areas, Tenant shall not; (i) place or maintain any trash, refuse or other articles in any vestibule, service corridor or entry way of the Premises, on the footwalks or any corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor or any other Common Areas; (ii) permit the parking of vehicles so as to unreasonably interfere with the use of any Common Area or other area within the Project; (iii) receive or ship articles of any kind, except mail and packages, outside the designated loading area for the Project; (iv) obstruct the Common Areas adjacent to the Premises; (v) use or permit the use of any portion of the Premises in a manner likely to injure the reputation of the Project or which will be in violation of law, nor permit any part of the Premises to be used for any unlawful, disreputable or immoral purpose whatsoever or for any other activity of a type which is not generally considered appropriate for urban office centers conducted in accordance with the highest standards of operation; (vi) use or permit the use of any portion of the Premises for any activity which constitutes a nuisance or is hazardous; (vii) place a load upon any floor which exceeds the floor load which the floor was designed to carry; or (viii) operate its heating or air-conditioning in such a manner as to drain heat or air-conditioning from the Common Areas or from the premises of any other tenant or other occupant of the Project.

         Section 5.4.  Signs; Painting; Displays.

         (a) Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises any signs, advertising matter or any other thing of any kind, and will not place or maintain any matter on the glass of any window, door or other portions of the Premises in such a manner as to be visible from the exterior of the Premises, unless and to the extent approved by Landlord as part of Tenant's Plans or as otherwise approved in writing by Landlord. Tenant shall, at its expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times.

         (b) Tenant shall not paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord's approval.

         (c) Tenant shall have the right, at its sole cost and expense (which may be paid from the Allowance), to manufacture and affix and install (which, again, may be paid from the Allowance) a sign on one side of the exterior of the Building, which both parties agree shall be the Route 7 side of Leesburg Pike at the approximate location of the current "AT&T" sign, which sign shall be subject to the approval of any governmental or civic authority which has jurisdiction thereover. The existing AT&T sign shall be removed at Tenant's sole cost and expense (which may be paid from the Allowance). The design, locations, materials, size and manner in which the name is attached to the Building shall be acceptable in all respects to the Landlord in its reasonable discretion. Tenant shall at its sole cost and expense cause the sign to be maintained, and the contractors or workmen responsible for maintaining the same must perform their work in a manner which does not cause any damage to the Building or unreasonably interfere with Landlord's maintenance of the Building. Tenant shall obtain, at its cost, all permits and governmental consents necessary for the sign. Tenant shall be permitted to display the sign for so long as Tenant occupies at least 43,398 square feet of GLA within the Building.

         (d) Tenant shall receive, at no charge to Tenant, up to eight (8) strips for names and suite numbers on the directory in the lobby of the Building; provided, however, that any subsequent changes to the names on the directory shall be made at Tenant's sole cost.

         (e) Landlord agrees that it shall not name the Building after Insignia Financial Group, Inc., or any affiliate thereof.

         Section 5.5.  Access Keys.

         If permitted by the Fairfax County Code, Tenant shall have the right, at Tenant's cost (which cost may be paid from the Allowance), to install security key locks and readers on the inside of both stairwells on the second
(2nd), third (3rd) and fourth (4th) floors so that Tenant's employees will be able to use the stairs for internal access. If permitted, all such systems shall be installed and maintained in compliance with applicable Fairfax County and/or Virginia law; provided, however, that Tenant shall provide Landlord with all keys or cards necessary to provide Landlord with access to the Premises.

                                   ARTICLE 6

                                     TAXES

         Section 6.1.  Real Estate Taxes.

         (a) Beginning with the second (2nd) Lease Year during the Main Term, and continuing for each successive Lease Year thereafter, Tenant shall pay in each Tax Year, or portion thereof occurring during the Term, as Additional Rent, Tenant's proportionate share of the increase to all Taxes over those Taxes incurred by Landlord for the Project during calendar year 1996 (the "Tax Base Year"), grossed up to reflect one hundred percent (100%) assessment at full occupancy. As used herein, "Taxes" shall mean amounts payable by Landlord with respect to personal property taxes, intangible taxes, real estate taxes, ad valorem taxes, general and special assessments, taxes on real estate rental receipts, taxes on Landlord's gross receipts, or any other Tax imposed upon or levied against real estate or upon owners of real estate rather than persons generally, payable with respect to or allocable to the Project (including, but not limited to, any payments in lieu of any Taxes, and reasonable fees of attorneys, consultants and appraisers in contesting any Taxes). Taxes shall not include, nor shall Tenant be obligated to pay pursuant to this Section, such taxes as capital gains, corporation, unincorporated business, income, profit, excess profit, inheritance, transfer, recordation, estate, gift, or franchise taxes, or license fees, or any taxes, fees, or charges imposed, assessed, levied, or charged which are directly associated with construction of improvements on the Project, or any vault rental or other vault charges, or any fines, penalties, and interest on late payments of any taxes, or any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Project or any withholding tax in the event the Building is sold to a non-United States entity.

         (b) The amount of Tenant's proportionate share of the increase in Taxes ("Tenant's Taxes") for the second (2nd) and each successive Lease Year shall be computed by multiplying the amount of such increase in Taxes over those incurred in the Tax Base Year by the GLA Tax Fraction. In the last Lease Year of the Term the provisions of this Section shall apply, but Tenant's liability for its proportionate share of any increase in Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Lease Year falling within the calendar year in question. Tenant expressly agrees that Tenant shall have no right to appear or contest any Taxes assessed, allocated or imposed with respect to the Project and Tenant hereby expressly waives any and all rights now or hereafter conferred upon it by law to independently contest any Taxes.

         (c) Landlord shall contest any Taxes imposed upon the Project if requested to do so in writing by tenants occupying at least fifty percent (50%) of the then-leased space within the Project.

         Section 6.2.  Payment of Tenant's Taxes.

         Tenant's Taxes shall be paid by Tenant in twelve (12) equal monthly installments in advance in such amounts as are estimated and billed for each applicable Lease Year by Landlord at the commencement of the second (2nd) Lease Year during the Main Term. Each installment is due on the first (1st) day of each calendar month. At any time or times during any Lease Year, Landlord may reasonably revise its estimate of Tenant's Taxes and adjust Tenant's equal monthly installments payable thereafter during such Lease Year to reflect such revised estimate. Any revised estimate shall include a reasonably detailed explanation of the revision. Within sixty (60) days after the date upon which Landlord shall be obligated to pay any Tax, or such reasonable (in Landlord's determination) time thereafter, Landlord shall certify to Tenant the amount of Taxes allocated and assessed for the Lease Year in question and the amount of Tenant's proportionate share thereof, which certification shall include a copy of the tax bill at issue. The proportionate share paid or payable for each such Lease Year shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account, or (if such adjustment is at the end of the Term), pay Tenant, as the case may be, within thirty (30) days of Tenant's receipt of such certification, such amounts as may be necessary to effect such adjustment to the agreed upon proportionate share for each such Lease Year. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific Lease Year in which any such failure occurs. Notwithstanding anything herein to the contrary, if it should thereafter be determined by a court of competent jurisdiction that any abatement, waiver or release of any Taxes shall have been invalid, the amount, if any, due from Tenant on account of Tenant's Taxes during the then current and each prior Lease Year shall be redetermined for purposes of this Lease as if such Taxes had been assessed and imposed without regard to the effect of any such abatement, waiver or release thus determined to be invalid, and any Additional Rent thereby determined to be due from Tenant shall be paid to Landlord within thirty (30) days after receipt of notice from Landlord.

         Section 6.3.     Refund of Taxes.

         Notwithstanding anything in Sections 6.1 or 6.2 to the contrary, if any Taxes paid by Landlord and previously included in payments made by Tenant pursuant to this Article are refunded, Landlord shall promptly pay to Tenant Tenant's proportionate share of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in Taxes) based upon the proportion that the Taxes paid by Tenant as part of Tenant's share of Taxes for the period to which such refund relates bears to the total amount of Taxes paid by Tenant during the calendar year to which such refund relates.

         Section 6.4.     Taxes on Rent and Other Taxes.

         In addition to Tenant's proportionate share of the increase in Taxes over those paid by Landlord for the Tax Base Year and to the extent not included in Taxes, Tenant shall pay to Landlord (if Landlord is required by law to collect, or has any liability for the payment of, such taxes), any excise or other tax, levied, imposed or assessed by any governmental authority or other taxing authority upon any Rent payable hereunder (collectively, "Rental Tax"); provided, that such Rental Tax is in addition to and not substitution of existing Taxes. Tenant shall pay such Rental Tax to Landlord with each payment of Rent (including payments of Base Rent and Additional Rent). Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all personal property taxes imposed on its furniture, trade fixtures, apparatus, equipment or leasehold improvements installed by Tenant or by Landlord on behalf of Tenant (except to the extent such leasehold improvements shall be covered by Taxes referred to in Section 6.1 hereof), and any other property of Tenant; provided that Tenant shall have the right to contest any such taxes. Landlord may require that Tenant's leasehold improvements be separately assessed by the taxing authority.

                                   ARTICLE 7

                                  COMMON AREAS

         Section 7.1.     Use and Management.

         (a) Upon the express agreement of Tenant that it will use the Common Areas in harmony with Landlord, other tenants and licensees of other portions of the Project, Landlord grants to Tenant and its agents, employees and customers, a non-exclusive license to use the Common Areas, subject to the exclusive control and management thereof at all times by Landlord, and subject further to the rights of Landlord set forth in the next paragraph, which in no way shall adversely or materially affect Tenant's use of the Common Areas.

         (b) Landlord shall operate and maintain, or cause to be operated and maintained, any areas designated by Landlord as Common Areas in a manner in the best interests of the Project and consistent with the highest standards of maintenance for a first-class office building in Fairfax County, Virginia. Landlord shall have the right from time to time to take the following actions; provided, with respect to clauses (ii) through (vi), that such changes do not adversely or materially affect Tenant's use and occupancy of the Premises: (i) to establish, modify and enforce rules and regulations governing the use and operation by all tenants, including but not limited to Tenant, in, on, about, or with respect to the Common Areas which Landlord shall reasonably deem necessary or desirable in order to assure the highest level of quality and character of operation of the Common Areas; (ii) to add to or subtract from the Common Areas; (iii) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas, and any portions thereof; (iv) to close any or all portions of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights by any person or by the public therein; provided, that if such closing will adversely or materially affect Tenant's use and occupancy of the Premises, Landlord may exercise this right if it provides Tenant with reasonable alternative access or egress to and from the Premises; (v) to close temporarily any or all portions of the Common Areas; and (vi) to do and perform such other acts in, on, to and with respect to the Common Areas and improvements therein as, in the exercise of good business judgment, Landlord shall reasonably determine to be advisable or necessary.

         Section 7.2.     Operating Costs Defined.

         "Operating Costs" means any and all costs and expenses incurred by Landlord for services performed by Landlord or by others on behalf of Landlord with respect to the operation and maintenance of the Building (including the Premises) and the Common Areas located therein or within the Building and serving or allocable to the Building, determined in accordance with generally accepted accounting principles consistently applied from year to year, including, without limitation, except as specifically set forth herein, all costs and expenses of:

                 (a) operating, maintaining, repairing, lighting, signing, cleaning, removing trash, painting, striping, controlling of traffic, controlling of rodents, and policing and securing the Common Areas (including, without limitation, the costs of uniforms, equipment, assembly permits, supplies and alarm systems);

                 (b) purchasing and maintaining in full force insurance for the Building (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Building, and plate glass insurance) (excluding, however, any costs for all insurance purchased by Landlord on leasehold improvements in the premises of other tenants);

                 (c)  removing snow, ice, water and debris;

                 (d) operating, maintaining and repairing machinery, furniture, accessories and equipment used in the operation and maintenance of the Building, and the personal property taxes and other charges incurred in connection with such machinery, furniture, accessories and equipment except as otherwise specifically excluded herein;

                 (e) maintaining and repairing paving, curbs, walkways, drainage, pipes, ducts, conduits, grease traps, and lighting fixtures throughout the Building;

                 (f) planting and replanting flowers, shrubbery, trees, grass and planters;

                 (g) providing, electricity and heating, ventilation and air conditioning to the Building and operating, maintaining and repairing any equipment used in connection therewith (to the extent not specifically excluded from Operating Costs); no replacement costs for major components of the heating, ventilating or air conditioning system or energy costs are included in this category;

                 (h) water and sanitary sewer services and other services, if any, furnished to the Building for the non-exclusive use of tenants;

                 (i) enforcing any operating agreements pertaining to the Building or any portions thereof, and any easement and/or rights agreements entered into by Landlord for the benefit and use of all tenants of the Building, or any arbitration or judicial actions undertaken with respect to the same;

                 (j) maintaining and repairing the Building, including, without limitation, exhaust systems, sprinkler systems, pumps, fans, switchgear, loading docks and ramps, freight elevators, passenger elevators, stairways, services corridors, delivery passage, utility plants, transformers, doors, walls, floors, skylights, ceiling and windows; and

                 (k) management fees (not to exceed four percent (4%) of gross receipts generated from the operation of the Building;

provided, however, that if the management fee is increased, then the Base Year Operating Costs shall be recalculated to include the amount of such increase) and expenses and payroll and employee benefits of on-site personnel, (below the level of property manager).

Notwithstanding anything contained herein to the contrary, and by way of illustration and not limitation, Operating Costs (for the Building, Common Areas or the Building, whether or not specifically set forth) shall not include, among other expenses or costs, any expenses or costs incurred or paid by Landlord for the following items:

         (a) Capital Expenditures, including any capital replacement, capital repair or capital improvement made to the Building, the Common Areas, the land or the Project and any other expense which would be deemed to be a capital expenditure under generally accepted accounting principles, consistently applied. Replacement of an item or of a major component of an item and major repairs to such items in lieu of replacement shall each be considered a Capital Expenditure if the original item or a subsequent improvement to such item was, or could have been capitalized.

                 Capital Expenditures of $1,000 or less may be included in Operating Costs. For purposes of this clause, a group of expenditures related to the same capital project shall be considered a single expenditure;

         (b) Depreciation or amortization of the Building or its contents or components;

         (c) Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Building.

         (d) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

         (e) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the land, the Building, or the Common Areas;

         (f) The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

         (g) Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties or for which Landlord is reimbursed by other tenants or third parties, including insurance proceeds;

         (h) The cost of correcting defects in the construction of the Building, the Common Areas or the land; repairs resulting from ordinary wear and tear shall not be deemed to be defects;

         (i) Any costs of complying with any governmental laws, rules, regulations, or other requirements applicable to the Land, the Building, the Common Areas or the Premises;

         (j) The cost of correcting any applicable building or fire code violation(s) or violations of any other applicable law relating to the Building, the Common Areas or the land; or the cost of any penalty or fine incurred for non-compliance with the same;

         (k) Any costs incurred to test, survey, cleanup, contain abate, remove or otherwise remedy Hazardous Materials, as defined herein or asbestos containing materials from the Building, the Common Areas, the Project or the land (provided, that this exclusion from Operating Costs shall not affect the provisions of this Lease or any other space lease at the Building with respect to Tenant's or any other tenant's possible liability for all or a portion of such costs);

         (l) Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Building;

         (m)     Contributions to Operating Costs reserves;

         (n) All bad debt loss, rent loss, or reserve for bad debt or rent loss;

         (o) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling, or change of ownership of the Building;

         (p) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

         (q) Costs, other than those incurred in ordinary maintenance (for such objects as may be located within the Common Areas), for sculpture, paintings, or other objects of art;

         (r)     Taxes;

         (s) Costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty (whether such destruction be total or partial) and (B) the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial);

         (t) Costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, purchasers or mortgagees of the Building;

         (u) Costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost of the operation of the Building, including legal entity formation and legal entity accounting (including the incremental accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders);

         (v) Any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord;

         (w) Fees or expenses for management of the Building in excess of the management fees provided for in Section 7.2(k);

         (x) Costs incurred for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty") and the costs of any items that are not covered by a Warranty but for which a reasonable, prudent landlord would have obtained a Warranty;

         (y) Any costs associated with retail space, unless such space is not separately metered, including without limitation, electricity, HVAC and other utilities; and

         (z) Any other cost or expense which, under generally accepted accounting principles consistently applied, would not be considered to be an Operating Cost of the Building.

         Section 7.3.     Tenant's Operating Costs Charge.

         (a) Beginning with the second Lease Year during the Main Term and continuing for each successive Lease Year thereafter, Tenant shall pay to Landlord, as Additional Rent, a proportionate share of the increases to Operating Costs over those Operating Costs incurred by Landlord for the Project during calendar year

1996 (the "Costs Base Year"), which share of such increases ("Tenant's Operating Costs Charge") shall be computed by multiplying the increases in Operating Costs for the period in question over those Operating Costs incurred for the Costs Base Year by the GLA Fraction. Tenant's Operating Costs Charge shall be paid by Tenant in monthly installments in such amounts as are reasonably estimated and billed by Landlord at the beginning of each applicable Lease Year, each installment being due with the monthly rent installment. Landlord's bill to Tenant shall specify those Operating Costs that are determined on a Project basis and those that are determined on a Building basis. Those Operating Costs that are determined on a Project basis shall be allocated to the individual buildings comprising the Project on a fair and reasonable basis. The estimates provided at the beginning of each Lease Year shall not exceed one hundred eight percent (108%) of the previous Lease Year's allowable Operating Costs Charge, unless extraordinary events cause an excess increase in a costs category, and evidence supporting the excess increase is provided with such estimate. From time to time during each Lease Year, Landlord may reasonably revise its estimate of Tenant's Operating Costs Charge and adjust Tenant's monthly installments payable thereafter during such Lease Year to reflect such revised estimate.

         (b) Notwithstanding any provisions of this Lease to the contrary, Tenant shall not be obligated for pay for any annual increase in controllable Operating Costs over the Base Year that exceeds one hundred eight percent (108%) of the controllable Operating Costs for the previous year. "Controllable" Operating Costs are all Operating Costs except for Taxes, insurance and utilities.

         (c) If at any time during the Lease Term, including calendar year 1996, less than 95% of the total rentable area of the Building is occupied by tenants, or the Landlord is not supplying services to 95% of the total rentable area of the Building at any time during any calendar year, the Operating Costs for such calendar year shall be an amount equal to the expenses that would normally be expected to be incurred had such occupancy been 95% of the total rentable area of the Building and had Landlord been supplying services to 95% of the total rentable area of the Building throughout the calendar year. The only costs which shall be adjusted in this manner shall be variable expenses where the amount is directly related to the level of occupancy or square foot area receiving a particular service. Landlord will indicate which expenses were adjusted in this manner in the Operating Expense statement.

         (d) Within one hundred twenty (120) days (or such additional time as is reasonable under the circumstances) after the end of each such Lease Year, Landlord shall deliver to Tenant





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
an itemized statement broken down in categories with reasonable detail of the Operating Costs for such period, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant's account, (or if such adjustment is at the end of the Term, pay Tenant, as the case may be,) within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect adjustment to the agreed proportionate share for such Lease Year. The failure of Landlord to provide such statement within the time prescribed above shall not relieve Tenant of its obligations generally or for such period in which any such failure occurs.

         (e) Upon at least ten (10) days' prior notice to Landlord and as further described herein, Landlord shall permit Tenant's certified public accountant or other representative to inspect, at Landlord's designated management office during normal business hours, Landlord's records in regard to Operating Costs for such preceding Lease Year; provided, however, that if Tenant shall not have requested such inspection by written notice within three
(3) years following Tenant's receipt of the statement of Operating Costs for such billing period, Tenant shall be conclusively deemed to have accepted such statement and to have waived any further right to inspection. If such records relating to Operating Costs for the second or third preceding Lease Year are not located within the Washington, D.C. metropolitan area, Landlord, at Tenant's sole cost and expense, shall cause such records to be available therein within ten (10) days after Tenant's request therefor, at Tenant's cost. If Tenant's audit of the Operating Costs indicates that Tenant was overcharged for the same, Landlord shall promptly repay all such overpayments to Tenant, and adjust Tenant's Cost Base Year, if necessary. If any Tenant's audit of the Operating Costs indicates that Tenant was overcharged for the Operating Cost Charge, by an amount which exceeds $4,500.00, Landlord shall promptly reimburse Tenant for all of Tenant's expenses incurred for the audit.

         (f) Provided that no uncured monetary or material non-monetary Event of Default exists and is continuing, and further provided that space is available in the Building and is not the subject of bona fide lease negotiations or tenant construction, upon prior written notice to Landlord received at least sixty (60) days prior to December 20, Landlord shall use reasonable efforts to provide Tenant with approximately 5,000 to 10,000 rentable area of additional space in the Building for use and occupancy by Tenant's auditors (the "Auditor's Space") for approximately 115 days during the period between December 20 and April 30 of the following year during each Lease Year during the Term (the "Audit Period"). Tenant shall pay the then-escalated Base Rent, plus any Additional Rent applicable to the Auditor's Space, as Rent for the Auditor's Space, payable under the same conditions as Rent for the Premises prorated for any month of partial occupancy. The Auditor's Space shall be accepted in "AS-IS" condition, and Landlord shall have no obligation to make alterations or improvements thereto. Building services shall be provided to the Auditor's Space during regular business hours. Tenant acknowledges that Landlord reserves the right to continue marketing any space occupied by Tenant's auditors, and to enter into leases which would allow other occupied by Tenant's auditors, and to enter into leases which would allow other tenants to occupy the Auditor's Space during the Audit Period and require the removal of Tenant's auditors; provided, however, that Tenant shall receive at least thirty (30) days notice from Landlord before being required to vacate the Auditor's Space. The Auditor's Space shall be governed by the then current terms and conditions governing the Tenant's use and enjoyment of the Premises including but not limited to compliance with the Rules and Regulations. During the time Landlord makes the Auditor's Space available to the Tenant, it shall be conclusively deemed for all purposes hereunder that Tenant's auditors are "Agents" for purposes of this Lease and Tenant shall be responsible for the Auditor's Space and said Agents the same as if the Auditor's Space was part of the Premises and the auditors were employees of the Tenant.

         Section 7.4.     Parking Validation System.

         (a) Tenant acknowledges that it has been advised by Landlord that the Building includes a multi-level parking garage operated by a third party other than Landlord ("the Parking Garage").

         (b) During the Term, Landlord shall cause the parking garage operator to provide to Tenant (at no additional cost to Tenant during the Main Term), parking spaces based on the parking ratio of 3.5 spaces per 1,000 square feet of GLA. The parking spaces shall be located within the Parking Garage as for Tenant's exclusive (with respect to the six (6) reserved spaces) or non-exclusive (with respect to the remainder of the spaces) use. Parking spaces shall be available and accessible to Tenant for Tenant's use twenty-four
(24) hours per day, seven (7) days per week. The cost of striping and designating the reserved spaces shall be paid from the Allowance, as described in Section 2.3(a) above. Landlord shall use its commercially reasonable efforts to cause the Parking Garage operator to charge competitive hourly rates for paid parking within the Parking Garage; provided, that Tenant's visitors and invitees shall never be required to pay rates higher than the most favorable rates charged to visitors and invitees of any other tenant within the Project.

         (c) Landlord hereby reserves the right, but shall have no obligation, to establish a parking validation system ("the

Parking Validation System") for the Project pursuant to which customers and patrons of all tenants in the Project shall be entitled to park within the Parking Garage at reduced rates, provided that they obtain a validation stamp from one or more of the tenants within the Project. In the event that Landlord shall establish such a Parking Validation System, Tenant hereby agrees to participate in such Parking Validation System in accordance with the rules and regulations established by Landlord, and to pay to Landlord its proportionate share of the costs and expenses thereof, which costs and expenses shall be included in Operating Costs. If a Parking Validation System is established, then the Operating Costs for the Costs Base Year shall be recalculated as though the costs of such Parking Validation System were imposed during the Costs Base Year.


                                   ARTICLE 8

                             ENVIRONMENTAL COVENANT

         Section 8.1.  Environmental Covenant.

         In its use of the Premises and the remainder of the Building, the Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials, or allow the storage or use of such substances or materials in any manner, or allow any such materials or substances to be brought onto the Property, other than in accordance with applicable law.

         Section 8.2.     Environmental Laws.

         (a) For the purposes of this Lease, "hazardous substances and materials" shall include, without limitation those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. sections 6901 et seq.), any applicable state or local laws, and the regulations adopted under these acts.

         (b) The Landlord has not caused or explicitly consented to the unlawful storage or disposal of any hazardous substances or materials within the Project. The Landlord has not received notice of any decree, judgment, or order of an actual or alleged environmental contamination within the Project. If the Premises become contaminated by any hazardous materials, which contamination shall not have resulted from any action or cause of Tenant, then Landlord shall pay for the cost of any required decontamination, removal and replacement of such items.

         Section 8.3.     Indemnity.

         If any governmental agency ever requires testing to ascertain whether or not there has been any release of hazardous materials within the Premises during the term of this Lease, then Tenant's proportional share of the reasonable costs thereof shall be reimbursed by the Tenant to the Landlord upon ten (10) days' demand as additional charges if such requirement applies to the Premises. The Tenant shall execute affidavits, representations and the like from time to time at the Landlord's request concerning the Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. Landlord and Tenant shall each defend, indemnify and hold harmless the other against and from any liability, claim of liability or expense arising out of any release of hazardous materials on the Premises or Building occurring while each is in possession thereof, or if incurred by Landlord elsewhere in the Project if caused by the Tenant.

         Section 8.4.     Survival.

 The foregoing covenants shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 9

                      MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 9.1.     Landlord's Duty to Maintain Structure and Building
Systems.

         Landlord shall maintain or cause to be maintained the structure of the Building and shall be responsible for: (a) repairs to any mechanical, electrical, plumbing, sprinkler system or other life saving systems or HVAC system installed by or on behalf of Landlord and serving the Premises and Common Areas, and (b) structural repairs to the exterior walls, structural columns and structural floors which collectively enclose the Premises (excluding, however, all doors, door frames, sliding doors, windows and any glass therein); provided Tenant shall give Landlord notice of, or Landlord has actual knowledge of, the necessity for such repairs (which notice may be given telephonically to Landlord's on-site management agent). If the necessity for such repairs shall have arisen, in whole or in part, from the willful acts or omissions of Tenant or entities for which Tenant is responsible and the insurance that Landlord is required to carry excludes from coverage any casualty willfully caused by Tenant or entities for which Tenant is responsible, then Tenant shall pay any amount not covered by Landlord's insurance.

         Section 9.2.     Tenant's Duty to Maintain Premises.

         (a) Tenant shall at all times from and after delivery of possession of the Premises to Tenant, at its own cost and expense, maintain the Premises in good and tenantable condition, and make all repairs to the Premises or any installations, equipment or facilities therein (except for any maintenance and repairs required to be made by Landlord pursuant to Section 9.1 or reconstruction required to be made by Landlord pursuant to Section 11.1 and
Article 12 and subject to the terms of Section 10.8). Without limiting the generality of the foregoing, Tenant shall: (i) keep the interior of the Premises, together with all of its specialized systems and its installations therein, in good order and repair and shall make all replacements thereof from time to time required by any governmental agency having jurisdiction thereover; and (ii) surrender the Premises at the expiration of the Term or at such other time as Tenant may vacate the Premises in as good condition as when received, except for (A) ordinary wear and tear, (B) damage by Casualty other than as provided in the last sentence of Section 9.1 above, or condemnation, or (C) acts of God; and (iii) take care not to overload the electrical wiring serving the Premises or within the Premises, and install at its expense, subject to the provision of Section 9.4, any additional electrical, mechanical, plumbing or any other equipment which may be required in connection with the Permitted Use. Landlord acknowledges, after due inquiry, that if used in the normal course of business, the electrical equipment installed as part of Tenant's Plans for the initial improvements to the Premises will not overload the electrical wiring system. If the necessity for such repairs shall have arisen, in whole or in part, from the willful acts or omissions of Landlord or entities for which Landlord is responsible and the insurance that Tenant is required to carry excludes from coverage any casualty willfully caused by Landlord or entities for which Landlord is responsible, then Landlord shall pay any amount not covered by Tenant's insurance.

         (b) Any damage or injury sustained by any person because of any equipment or installation, the maintenance and repair of which is the responsibility of Tenant pursuant to this Section, shall be paid for by Tenant.

         (c) Notwithstanding anything contained in this Article 9 to the contrary, Tenant's duties under this Section 9.2 and Section 9.3, below, are subject to Landlord's maintenance and repair obligations under this Article 9, the terms of Section 10.8, below, and Landlord's obligations under Articles 11 and 12, below.

         Section 9.3.     Tenant's Duty to Repair Damage.

         Any repairs or alterations to the Premises which may affect the structure or external appearance of the Premises, any Common Areas or any portion of the Building, shall require the prior written consent thereto by Landlord. Landlord shall have the absolute right to withhold its consent and require alternative methods of repair and alteration if the making thereof will, in Landlord's reasonable opinion, adversely affect the Premises, the Common Areas or the Building outside of the Premises. In default of the making of such repairs by Tenant, at the expiration of thirty (30) days after notice to Tenant (which notice shall not be required in emergency situations), Landlord may make such repairs or cause the same to be made, and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent, with interest at the Default Rate until paid, the reasonable amount incurred by Landlord. Any repairs made by Landlord, without notice due to an emergency situation shall not incur interest at the Default Rate.

         Section 9.4.     Alterations by Tenant.

         Tenant shall not make any alterations, renovations, improvements or other installations to the Premises (including, without limitation, any alterations of the signs, structural alterations or any cutting or drilling into any part of the Premises) unless and until (i) Tenant shall have caused detailed plans and specifications therefor to have been prepared and delivered, at Tenant's expense, by a licensed architect or other duly qualified person, and (ii) Tenant shall have obtained Landlord's prior written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. If approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently and competently by duly qualified or licensed persons or entities without interference with or disruption of the operations of tenants or other users and occupants of the Building. All such work shall comply with all applicable governmental codes, rules, regulations and ordinances. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent (Tenant must, however, provide notice to Landlord in accordance with the terms of this Section), to repaint and/or recarpet all or any portion of the Premises at any time or from time to time or to make any non-structural alteration the cost of which does not exceed $10,000 for any alteration project.

         Section 9.5.     Landlord's Right of Access.

         Except in case of an emergency (in which case Landlord may enter the Premises at any time without notice) and provided

Landlord provides Tenant with reasonable prior notice, minimizes the interference of Tenant's business, and is accompanied by a representative of Tenant, if requested, Landlord and its authorized representatives may: (a) enter the Premises (i) during normal business hours for the purpose of inspecting any repairs and alterations being made or required to be made by Tenant hereunder, or (ii) at any other time Landlord deems reasonably necessary to prevent waste and deterioration of the Premises or the Building; (b) use exclusively all or any part of the roof, if any, of the Premises for any purpose, including, without limitation, the erecting of temporary scaffolds and other aids to construction on the exterior of the Premises, provided access to the Premises shall not be denied; (c) install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires, access doors and all other mechanical equipment serving other parts of the Building, the same to be at such locations within the Premises as will not unreasonably deny Tenant's use thereof; and (d) make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach on the interior of the Premises.


                                   ARTICLE 10

                            INDEMNITY AND INSURANCE

         Section 10.1.    Tenant's Insurance.

         At all times from and after entry by the Tenant into the Premises for the purpose of completing the equipping or furnishing of the Premises prior to the commencement of occupancy, Tenant shall take out and keep in full force and effect, at its expense:

                 (a) Commercial general liability insurance, including Blanket Contractual Liability, Broad Form Property Damage, Completed Operations/Products Liability, Coverage for Employees as insureds, and Broad Form General Liability Endorsement, with a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate;

                 (b) All-risk casualty insurance (including but not limited to burglary and theft insurance) written at full replacement cost value and with replacement cost endorsement covering (i) all of Tenant's Property, including, without limitation, inventory, trade fixtures, floor covering, furniture, electronic data processing equipment and any other property removable by Tenant under the provisions of this Lease, and (ii) all leasehold improvements installed in the Premises by or on behalf of Tenant pursuant to Schedule C or otherwise, regardless of the source of funding thereof;

                 (c) Worker's compensation or similar insurance to the extent and in the amounts required by law;

                 (d) Employer's Liability insurance, including All States Endorsement in an amount not less than Five Hundred Thousand Dollars ($500,000); and

                 (e) Comprehensive automobile liability coverage on all owned, non-owned or hired automobiles to be used by Tenant, with a combined single limit of not less than One Million Dollars ($1,000,000).

         Section 10.2.    Tenant's Contractor's Insurance.

         Tenant shall require any contractor of Tenant performing physical improvements and/or changes in, on or about the Premises to take out and keep in full force and effect, at no expense to Landlord:

                 (a) Commercial general liability insurance, including Contractor's Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor's Protective Liability, Completed Operations/Products Liability Interest of Employees as insureds, and Broad Form General Liability Endorsement, in an amount not less than One Million Dollars ($1,000,000) Endorsement, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and One Million Dollars ($1,000,000) in the aggregate;

                 (b) Comprehensive automobile liability insurance, with a combined single limit of not less than One Million Dollars ($1,000,000) covering all owned, non-owned or hired automobiles to be used by the contractor;

                 (c) Worker's compensation or similar insurance in form and amounts required by law; and

                 (d) Employers liability coverage, including All States Endorsement in an amount not less than One Million Dollars ($1,000,000).

         Section 10.3.    Policy Requirements.

         (a) The company or companies writing any insurance which Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to Sections 10.1 and 10.2, shall be written by companies licensed to do business in the Commonwealth of Virginia and have a Best rating of at least A-VII with respect to Tenant or A-VI with respect to contractors or subcontractors. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord and/or its designees (including, without limitation, any Mortgagee) as additional insureds, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after thirty
(30) days' advance written notice to Landlord and/or such designees. All such policies, or certificates thereof, shall be deposited with Landlord promptly upon commencement of Tenant's obligation to procure the same. None of the insurance which Tenant is required to carry shall contain deductible provisions in excess of $2,500, unless approved in writing in advance by Landlord. If Tenant shall fail to perform any of its obligations pursuant to this Section 10.1, Landlord may perform the same and the cost thereof shall be payable upon Landlord's demand therefor as Additional Rent, with interest thereon at the Default Rate until paid in full.

         (b) Landlord and Tenant agree that on January 1 of the second (2nd) full Lease Year and on January 1 of every second (2nd) Lease Year thereafter, Landlord will have the right to request a reasonable change in the character and/or amounts of insurance required to be carried by Tenant pursuant to the provisions of this Article 10. Provided that such changes are consistent with insurance required to be carried by tenants in first-class office projects in the Washington, D.C. - Northern Virginia area, the Tenant shall comply with the requested change in character and/or amount within sixty (60) days of Landlord's request therefor.

         Section 10.4.    Indemnities by Tenant and Landlord.

         (a) Notwithstanding any policy or policies of insurance required of Tenant, Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless Landlord, Landlord's Management Agent, and any Mortgagee against and from any and all liability or claims of liability asserted against or incurred by Landlord in connection with (i) the use, occupancy, conduct, operation or management of the Premises by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (ii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (iii) any negligent, intentionally tortious or other act or omission by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term unless caused by the negligence or willful misconduct of Landlord, its agents or employees.

         (b) Notwithstanding any policy or policies of insurance required of Landlord, Landlord, for itself, and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless Tenant against and from any and all liability or claims of liability asserted against or incurred by Tenant in connection with (i) the use, occupancy, conduct, operation or management of the Project by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (ii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (iii) any negligent, intentionally tortious or other act or omission by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term, unless caused by the negligence or willful misconduct of Tenant, its agents or employees.

         (c) If any such claim, action or proceeding is brought against Landlord and/or any Mortgagee, Tenant shall promptly if requested by Landlord or such Mortgagee, and at Tenant's expense, resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer. Landlord shall, at its option, be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of Landlord.

         Section 10.5.    Landlord Not Responsible for Acts of Others.

         Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building, or for any loss or damage resulting to Tenant (or those claiming by, through or under Tenant), or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, and water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk (provided, that this sentence shall not be deemed to negate Landlord's indemnification contained in Section 10.4(b)).

         Section 10.6.    Landlord's Insurance.

         During the Term, to the extent deemed reasonable or necessary in Landlord's sole discretion, Landlord shall maintain (a) insurance on the Building against loss or caused by all risks perils on a replacement cost valuation basis in an amount deemed reasonable by Landlord, (b) commercial liability insurance including property damage insurance against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Building, such public liability insurance to afford protection in limits deemed reasonable by Landlord but in no event less than $10,000,000 in the aggregate for this location, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by Landlord, including, without limitation, rent continuation and business interruption insurance for up to twelve (12) months in each instance, theft insurance and worker's compensation, flood and earthquake, and boiler and machinery insurance. Landlord's insurance shall be written with companies licensed to do business in the Commonwealth of Virginia having a Best rate of at least A-VII. The costs and expenses of any and all insurance carried by Landlord pursuant to the provisions of this
Section 10.6 shall be deemed a part of Operating Costs.

         Section 10.7.    Increase in Insurance Premiums.

         Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies from companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Building to be increased beyond the average rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, Tenant shall pay to Landlord, as Additional Rent, the amount of any such increase upon Landlord's demand therefor.

         Section 10.8.    Mutual Waiver.

         All policies covering real or personal property which either party obtains affecting the Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Notwithstanding anything herein contained to the contrary, Landlord and Tenant waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage.

                                   ARTICLE 11

                                    CASUALTY

         Section 11.1.    Obligation to Repair and Reconstruct.

         If the Building shall be damaged by fire, the elements, accident or other casualty (collectively, "Casualty"), but the Premises shall not thereby be rendered wholly or partially untenantable, then, subject to the provisions of Section 11.2, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rent unless Tenant cannot use the Premises during such repair period, or if the Premises are not reasonably accessible, in which event Rent shall be abated retroactive to the date of the occurrence. If as the result of Casualty, the Premises shall be rendered wholly or partially untenantable or not reasonably accessible, or the parking area was damaged to the extent that Tenant could not use the same (and no proximate comparable alternate facility in the Fairfax County, Virginia area was offered), then, subject to the provisions of Section 11.2, Landlord shall cause such damage to be repaired to the condition which existed immediately prior to such Casualty, provided that Tenant provides Landlord with all insurance proceeds applicable to Tenant's improvements within the Premises received by Tenant as a result of such Casualty, and all Rent (other than any Additional Rent due Landlord by reason of Tenant's prior failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord. In performing its rebuilding obligations hereunder, Landlord shall have the right to make modifications to the structures comprising the Building and the Premises provided that such modifications do not materially adversely affect Tenant's use and occupancy of the same. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Property, all of which damage, replacement or repair shall be undertaken and completed promptly by Tenant at Tenant's expense.

         In addition to the foregoing, if the Premises or the Building are totally destroyed by fire or any other casualty, this Lease shall automatically terminate as of the date of such destruction. If the Building or any portion of the Common Areas or Premises are damaged by fire, casualty, or any other cause, and such damage is repairable, then Landlord, at Landlord's sole





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cost and expense (except for Tenant's personal property), shall commence repairs within sixty (60) days of the date of the casualty, and shall thereafter diligently complete the repairs in accordance with the requirements of this Article 11. Until such repairs and restoration are completed, the Rent, as defined herein, and any other sums due to Landlord, shall be abated. If the damage cannot be repaired, or if such damage is in fact not repaired, within nine (9) months from the date of such casualty (in the reasonable judgment of an independent architect), due to any reason within or outside of the Landlord's control, then Tenant shall have the option to terminate this Lease, without penalty or default, by giving Landlord written notice of such termination; provided, however, that if Landlord, within thirty (30) days of the expiration of the nine (9) month period, shall notify Tenant that the repairs and restoration shall be complete within thirty (30) days after the expiration of the nine (9) month period and the repairs and restoration are, in fact, so completed, Tenant shall have no termination right under this section. Tenant shall vacate the Premises within thirty (30) days after the date of such termination.

         Section 11.2.    Landlord's Option to Terminate Lease.

         If (a) the Premises or Building or Project are rendered wholly untenantable and cannot be repaired within nine (9) months, or (b) the Premises are damaged as a result of any cause which is not covered by Landlord's insurance and the cost to repair the Premises would reasonably exceed $500,000, or (c) the Premises are damaged or destroyed in whole or in part during the last twelve (12) months of the Term (unless Tenant exercises its renewal option, if applicable), or (d) the Building is so substantially damaged that Landlord determines, in Landlord's sole judgment, to demolish the Building, then and in any of such events, Landlord may elect to terminate this Lease by giving Tenant notice of such election within sixty (60) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination. Tenant shall vacate the Premises within thirty (30) days after the date of such termination.

         Section 11.3.    Insurance Proceeds.

         If Landlord does not elect to terminate this Lease pursuant to Section 11.2, then, subject to the prior rights of any Mortgagee, Landlord shall disburse and apply any net insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with Section 11.1.
All insurance proceeds payable with respect to the Premises (excluding proceeds





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
payable to Tenant pursuant to Section 10.1), shall belong to and shall be payable to Landlord.

                                   ARTICLE 12

                                  CONDEMNATION

         Section 12.1.    Effect of Taking.

         If the whole or any part of the Premises shall be taken pursuant to the power of eminent domain, whether by condemnation or deed in lieu thereof, this Lease shall terminate as to the part so taken as of the date of such taking. Landlord shall make such repairs and alterations as may be necessary in order to restore the part of the Premises not taken to a useful condition and all Rent (other than any Additional Rent due Landlord by reason of Tenant's prior failure to perform any of its obligations hereunder) shall be reduced in the same proportion as the portion of the Premises so taken. If any partial taking renders the remainder of the Premises unusable for the Permitted Use, either party may terminate this Lease as of the date of such taking by giving notice to the other party within thirty (30) days after such date. If ten percent (10%) or more of the Building is taken as aforesaid, Landlord may elect to terminate this Lease as of the date of such taking by giving notice of such election to Tenant within ninety (90) days after such date. If twenty-five percent (25%) or more of the Premises is taken (and in Tenant's good faith judgment the balance is not suitable for Tenant's business operations), Tenant may elect to terminate this Lease as of the date of such taking by giving notice of that election to Landlord within ninety (90) days after the date of the taking. If any notice of termination is given pursuant to this Section, this Lease and the rights and obligations of the parties hereunder shall cease on the date specified in such notice and all Rent (other than any Additional Rent due Landlord by reason of Tenant's prior failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

         Section 12.2.    Condemnation Awards.

         All compensation awarded for any taking of the Premises or any portion of the Building or any interest in any of them shall belong to and be the property of Landlord or any Mortgagee, and Tenant hereby assigns to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from seeking in a separate action reimbursement from the condemning authority (if permitted by law) for moving expenses, expenses for removal of Tenant's Property or loss of Tenant's business good will, but if and only if such action shall not reduce the amount of the award or other compensation





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
otherwise recoverable from the condemning authority by Landlord or any Mortgagee.

                                   ARTICLE 13

                           ASSIGNMENT AND SUBLETTING

         Section 13.1.    Landlord's Consent Required.

         (a) Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor otherwise permit any other person to occupy or use any portion of the Premises (collectively, "a Transfer"), without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition includes any subletting or assignment to or by a receiver or trustee in any Federal or State bankruptcy, insolvency, or other similar proceedings. Consent by Landlord to any assignment, subletting, licensing or other transfer shall not constitute a waiver of the requirement for consent to any subsequent assignment, subletting, licensing or other Transfer or relieve Tenant from its duties, responsibilities and obligations under this Lease.

         (b) Notwithstanding any provision herein to the contrary, Tenant shall have the right, without Landlord's consent, to assign the Lease or to sublet all or any part of the Premises to an entity which controls, is controlled by, or is under common control with, Tenant or to an entity with which Tenant merges or consolidates or which acquires all or substantially all of Tenant's assets. In addition, Tenant shall have the right without the consent of Landlord to allow any affiliate of Tenant to use or occupy any portion of the Premises, provided that such use or occupancy is pursuant to a written agreement between Tenant and its applicable affiliate.

         Section 13.2.    Transfer; Issuance of Corporate Shares.
INTENTIONALLY DELETED.

         Section 13.3.    Acceptance of Rent from Transferee.

         The acceptance by Landlord of the payment of Rent from any person following any act, assignment or other Transfer prohibited by this Article other Transfer, nor shall the same be deemed to be a waiver of any right or remedy of Landlord's hereunder.

         Section 13.4.    Conditions of Consent.

         (a) If Tenant receives consent to a Transfer other than a sublet under Section 13.1 above, then, in addition to any other





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
terms and conditions imposed by Landlord in the giving of such consent, Tenant and the transferee shall execute and deliver, on demand, an agreement prepared by Landlord agreeing that the transferee shall be directly bound to Landlord to perform all obligations of Tenant hereunder including, without limitation, the obligation to pay all Rent and other amounts provided for therein; acknowledging and agreeing that there shall be no subsequent Transfer other than a sublet of this Lease or of the Premises or of any interest therein without the prior consent of Landlord pursuant to Section 13.1 above; acknowledging that Tenant as originally named herein shall remain fully liable for all obligations of Tenant hereunder, jointly and severally with the transferee; and such other provisions as Landlord shall reasonably require.

         (b) All reasonable costs incurred by Landlord in connection with any request for consent to a Transfer, including costs of investigation and the fees of Landlord's counsel, shall be paid by Tenant on demand as a further condition of any consent which may be given.


         Section 13.5.    Profits from Use or Transfer.

         (a) Neither the Tenant nor by any other person having an interest in the use, occupancy or other utilization of space in the Premises shall enter into any lease, sublease, license, concession or other Transfer which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived from the Premises (other than an amount based on a fixed percentage of receipts or sales), and any such purported lease, sublease, license, concession or other Transfer shall be absolutely void and ineffective as a conveyance or creation of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         (b) Tenant agrees that in the event of a Transfer, Tenant shall pay Landlord thirty percent (30%) of any and all consideration, money or thing of value received by Tenant or payable to Tenant in connection with such Transfer and in excess of the rent payable by Tenant under the Lease (but not including any consideration for the sale of any personal property of Tenant).





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
                                   ARTICLE 14

                                    DEFAULT

         Section 14.1.    "Event of Default" Defined.

         Any one or more of the following events shall constitute a default under the terms of this Lease ("Event of Default"):

                 (a) failure of Tenant to pay any Rent or other sum of money due hereunder to Landlord or any other person within five (5) days after written notice that the same is due;

                 (b) sale of Tenant's interest in the Premises under attachment, execution or similar legal process;

                 (c) filing of a petition proposing the adjudication of Tenant as a bankrupt or insolvent, or the reorganization of Tenant, or an arrangement by Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar Federal or state proceeding, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within ninety (90) days after the date of its filing;

                 (d) admission in writing by Tenant of its inability to pay its debts when due;

                 (e) appointment of a receiver or trustee for the business or property of Tenant unless such appointment shall be vacated within thirty (30) days of its entry;

  (f)  making by Tenant of an assignment for the benefit of its creditors; and

                 (g) default by Tenant in the performance or observance of any covenant or agreement of this Lease to be performed or observed by Tenant (other than as set forth in clauses (a) through (f) above), which default is not cured within thirty (30) days after the giving of written notice thereof by Landlord, unless such default is of such nature that it cannot be cured within said thirty (30) day period, in which event an Event of Default shall not be deemed to have occurred if Tenant institutes a cure within the thirty (30) day period and thereafter diligently and continuously prosecutes the same until completion.

         Notwithstanding the foregoing, if Tenant shall default in the performance of any covenant or agreement two (2) or more times in any twelve
(12) month period, then, unless such default(s) shall have been cured within the applicable notice and grace period, any further similar defaults shall be deemed an Event of Default without the ability to cure.





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         Section 14.2.    Remedies.

         Upon the occurrence of an Event of Default, Landlord, without additional notice to Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

                 (a) Landlord may accelerate the Rent and any other charges, whether or not stated to be Additional Rent hereunder as more particularly described in Section 14.3(a) below; and/or

                 (b) Landlord may elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken.
Landlord may also elect to terminate Tenant's possessory rights and all other rights of Tenant without thereby terminating this Lease, and Landlord may without notice reenter the Premises, breaking open locked doors, if necessary, to effect entrance, for the purpose of recovering possession of the Premises, and may proceed to recover possession of the Premises by process of law, any notice to quit or of intention to re-enter the Premises being expressly waived by Tenant. Landlord may remove Tenant and, for the purpose of exercising Landlord's lien against Tenant's property, remove all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable in any way for any loss or damage occasioned thereby, and take possession of and sell under such lien the goods and chattels found in the Premises; and/or

                 (c) When this Lease shall be terminated by covenant or condition broken, either during the original Term or any renewal or extension thereof, and, also when and after the Term shall have expired, any attorney for Landlord may proceed in any competent court for judgment in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises. If for any reason after such action shall have been commenced, it shall be cancelled or suspended and possession of the Premises remains in or is restored to Tenant, Landlord shall have the right upon any subsequent default or upon the expiration or termination of this Lease, or any renewal or extension hereof, to bring one or more actions to recover possession of the Premises; and/or

                 (d) If a true copy of this Lease (and of the truth of the copy, an affidavit shall be sufficient proof) is required to be filed in any action for possession or enforcement or monetary damages, it shall not be necessary to file the original,





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
notwithstanding any law, rule of court, custom or practice to the contrary. Tenant hereby waives all procedural errors in any proceedings taken by Landlord, other than service of process, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor; and/or

                 (e) Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand therefor. Notwithstanding anything to the contrary contained herein, regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause
(f) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

                 (f) Landlord may exercise any other legal or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

         Section 14.3.    Damages.

         (a) If this Lease is terminated by Landlord pursuant to Section 14.2, Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses, including, without limitation, sheriffs' or other officers commissions whether chargeable to Landlord or Tenant, watchmen's wages, brokers' and reasonable attorneys' fees, and repair and renovation costs incurred by Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of Tenant, and/or in connection with renting the Premises to others from time to time (which costs and expenses shall be prorated based on the term of the new lease and the then remaining term of this Lease) (all such Rent, damages, costs, fees and expenses being referred to herein as "Termination Damages"), plus additional damages for all Rent treated as in arrears ("Liquidated Damages") which, at the election of Landlord, shall be an amount equal to either:

                 (i) the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as





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
a result of any failure of such other person to perform any of its obligations to Landlord), in which case Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent months by similar preceding, or

                 (ii) the amount, if any, by which (i) the present worth (as of the date of such termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, exceeds
(ii) the present worth (as of the date of such termination) of the fair rental value of the Premises, as reasonably determined by an independent real estate appraiser selected by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. "Present worth" shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank. In no event shall Landlord be required to account to Tenant for any amounts by which the fair rental value shall have exceeded the stipulated Rent at the time of such termination.

         (b) If this Lease is terminated pursuant to Section 14.2, Landlord shall make reasonable efforts to relet the Premises or any part thereof (provided that Landlord shall not be obligated to relet the Premises in preference to any other available space within the Project or within other projects owned by Landlord's shareholder), alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord may determine, in its sole discretion, but, so long as Landlord makes reasonable efforts to relet the Premises, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

         (c) Notwithstanding anything to the contrary set forth in this subsection 14.3, in the event following and during the continuance of an Event of Default, (i) Landlord must initiate legal action to enforce any one or more of the provisions of this Lease against Tenant, its successors or assigns, or
(ii) Landlord must consult with and/or engage an attorney(s) in order (A) to enforce any one or more of the provisions of this Lease against Tenant, any guarantor of Tenant, their successors or assigns, or

(B) in connection with any bankruptcy proceeding of Tenant or any guarantor of Tenant, whether or not such consultation and/or engagement results in the initiation of any judicial action or termination of this Lease, then and in any of such events, Tenant, its successors and assigns, undertakes and agrees to pay any and all costs incurred by Landlord in connection therewith, including, by way of illustration and not of limitation, all reasonable attorneys' fees (inclusive of consultation fees, research costs, and correspondence fees), court costs (if awarded post-judgment) and any similar professional fees or costs associated therewith, which costs shall accrue interest at the Default Rate until paid in full.

                                   ARTICLE 15

                  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

         Section 15.1.    Subordination.

         (a) Unless a Mortgagee shall otherwise elect as provided in Section 15.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or other security instrument constituting a lien upon the Building, whether the same shall be in existence at the date hereof or created hereafter (any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage," and the party or parties having the benefit of the same, whether as mortgagee, beneficiary or noteholder, being referred to hereinafter collectively as a "Mortgagee"). Landlord and all existing Mortgagees shall execute and deliver the Subordination, Non-Disturbance and Attornment Agreement in the form attached as Schedule G at the time of the execution of this Lease. For any future Mortgage, as a condition to Tenant's obligation to subordinate the Lease to any future Mortgage, such Mortgagee shall execute, acknowledge and deliver to Tenant a similar non-disturbance agreement as part of such subordination. Upon receipt of such non-disturbance agreement for such future Mortgage, Tenant's acknowledgment and agreement of subordination as provided for in this Section shall be self-operative and no further instrument of subordination shall be required. Tenant shall execute, within ten (10) days after request therefor, such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or any Mortgagee. On the date hereof, the only Mortgagee is Teachers Insurance and Annuity Association of America.

         (b) Landlord hereby directs Tenant, upon (i) the occurrence of an event of default by Landlord, as mortgagor under any Mortgage, (ii) the receipt by Tenant of a notice of the occurrence of such event of default under such Mortgage from Landlord or such Mortgagee, and (iii) a direction by the





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Mortgagee under such Mortgage to Tenant to pay all Rent thereafter to such
Mortgagee, to make such payments to such Mortgagee, and Landlord agrees that in the event that Tenant makes such payments to such Mortgagee, as aforesaid, Tenant shall not be liable to Landlord for the same.

         Section 15.2.    Mortgagee's Unilateral Subordination.

         If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

         Section 15.3.    Attornment and Non-disturbance.

         If any person shall succeed to all or any part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if such successor-in-interest requests or requires, Tenant shall attorn to such successor-in-interest and shall execute within ten (10) days after receipt thereof such agreement in confirmation of such attornment as is reasonably acceptable to such successor-in-interest. Failure to respond within such (10) day period shall be deemed to be a confirmation by Tenant of the facts and matters set forth therein. Tenant hereby agrees that any suit, action or other proceeding commenced by any Mortgagee in order to realize upon Landlord's interest in, under and to this Lease, or any part of the Building shall not, by operation of law or otherwise, result in the cancellation or termination of this Lease or of the obligations of Tenant hereunder.

                                   ARTICLE 16

                                QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by, from or through Landlord, except as may be otherwise provided herein.





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                                   ARTICLE 17

                                    NOTICES

         Section 17.1.    Sending of Notices.

         Any notice or other communication given or required to be given under this Lease shall be in writing and shall be deemed to have been given (i) on the third (3rd) day following the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postal charges prepaid, or (ii) the next day if sent by national overnight courier service with receipt acknowledged in writing, or (iii) on the day received if sent by facsimile with printed confirmation of receipt (and with a hard copy sent by U.S. mail) in either case addressed to Landlord or Tenant to the respective notice addresses set forth in the preamble paragraph of this Lease and/or such other addresses as either party may designate to the other by notice in accordance with this Section.

         Section 17.2.    Notices to Mortgagees.

         If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, and shall thereby request copies of all notices from Tenant, no default notice or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 17.1 and to such address as such Mortgagee shall designate.

         Section 17.3.    Estoppel Certificate.

         Tenant agrees from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, in the form attached as Schedule H, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, and Additional Rent and to perform its other obligations under this Lease, and that there are no uncured defaults of Landlord or Tenant under this Lease, and the dates through which all Rent has been paid, and all such other or further matters as are set forth therein. The statement delivered pursuant to this Section 17.3 may be relied upon by any purchaser or Mortgagee, or prospective Purchaser or Mortgagee, of the Building. Landlord agrees to provide a similar certificate to Tenant on the same terms.





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                                   ARTICLE 18

                                 MISCELLANEOUS

         Section 18.1.  Modification.

         It is a condition that this Lease is subject to the approval of Teachers Insurance and Annuity Association of America. In addition, if in the future and in connection with obtaining any financing for the Building, a Lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not on unreasonably withhold, delay or defer Tenant's consent thereto; provided, that the modification would not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights granted hereunder.

         Section 18.2.    Memorandum of Lease.

         (a) Landlord and Tenant shall, at the request of either party, execute, acknowledge and deliver to the other party a memorandum of this Lease (the "Lease Memorandum") in recordable form, setting forth the date of this Lease, the names of the parties hereto, the Rent Commencement Date and describing the Premises and Tenant's expansion options, Tenant's rights to renew this Lease and the Project. Said Lease Memorandum shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. Tenant may elect, at its sole expense, to record the Lease Memorandum.

         (b) In the event that Landlord and Tenant execute such Lease Memorandum, each party shall after the expiration or termination of the Term, at the request of the other party, execute, acknowledge and deliver a memorandum in recordable form evidencing the expiration or termination of this Lease, and if such party fails to execute such memorandum within fifteen (15) days after the date of such request, such party hereby irrevocably appoints the requesting party as its attorney-in-fact to execute and deliver such memorandum on behalf of such party. The memorandum of termination shall be recorded at Tenant's expense.

         Section 18.3.    Remedies Cumulative.

         No reference to any specified right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right remedy consequent upon a breach hereof, and no acceptance of full





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or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by either party any breach by the other party under this Lease (or any waiver by Landlord of any breach by any other tenant under any other lease of any portion of the Building) shall affect or alter this Lease in any way whatsoever.

         Section 18.4.    Successors and Assigns.

         Landlord may, at any time, assign collaterally or otherwise transfer any or all of its right, title and interest in the Building, or any portion thereof, and this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant, and, subject to the provisions of Article 13, only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord. Upon any sale or other transfer by Landlord of its interest in the premises, Landlord shall be relieved of any obligations under this Lease accruing thereafter.

         Section 18.5.    Compliance with Laws and Regulations.

         (a) Tenant, at its expense, shall comply with and shall cause the Premises to comply with all federal, state, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances (including, without limitation, environmental laws, rules, orders, regulations and ordinances) relating to Tenant's particular use and occupancy of the Premises or any part thereof, or the use thereof, including those which require the making of any unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same. Tenant's construction and design of the improvements (as described in Article
2) shall be in compliance with, inter alia the ADA. Tenant shall also, at its expense, comply and cause the Premises to comply with all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises. In addition, subject to Section 2.5(a) above, Tenant shall be solely responsible for obtaining, at its sole cost and expense, all occupational or business licenses or permits necessary to operate the Premises for the Permitted Use, and the inability to obtain the same shall not relieve Tenant from liability hereunder.

         (b) Landlord, at its expense, shall comply with and shall cause the Common Areas to comply with all federal, state, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances (including, without limitation, environmental laws, rules, orders, regulations and ordinances) affecting the Common Areas or any part thereof, or the use thereof, including those which require the making of any unforeseen or extraordinary changes whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same. Landlord shall also, at its expense, comply with all rules, orders and regulations of the National Board of Fire Underwriters or the Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or correction of hazardous conditions, which apply to the Building.

         Section 18.6.    Captions and Headings.

         The Table of Contents, the Table of Defined Terms and the Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

         Section 18.7.    Joint and Several Liability.

         If two or more individuals, corporations, limited liability companies, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each individual, corporation, limited liability company, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, limited liability companies, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of any statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

         Section 18.8.    Broker's Commissions.

         Tenant represents and warrants to Landlord that it has dealt directly with and only with Grubb & Ellis of Metropolitan Washington, D.C. ("G&E") as Tenant's authorized representative, and Landlord and Landlord's leasing agent recognize G&E as Tenant's authorized representative. Landlord shall pay G&E for its services in connection with this Lease pursuant to a separate agreement. Landlord represents that Landlord has dealt directly with and only with Faison & Associates, Inc. ("Faison") as its authorized representative, and Tenant and G&E recognize Faison as

Landlord's authorized representative. Landlord shall pay Faison for its services in connection with this Lease pursuant to a separate agreement. Each party further represents to the other that it has dealt with no other broker, finder or other person who may be entitled to brokerage commissions or finders fees in connection with the execution of this Lease other than as specifically set forth above. Each party hereby agrees to defend, indemnify and hold harmless the other against and from all liability arising from any breach of such representation or obligation by the indemnifying party, including without limitation the costs of reasonable attorneys' fees in connection therewith.

         Section 18.9.    No Discrimination.

         It is intended that the Building shall be developed so that all prospective tenants thereof and all customers, employees, licensees and invitees of all tenants hereof shall have the opportunity to obtain all of the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of race, color, religion, sex or national origin. To that end, Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, color, religion, sex or national origin of such person or group of persons.

         Section 18.10.   No Joint Venture.

         Any intention to create a joint venture or partnership relationship between the parties hereto is expressly disclaimed.

         Section 18.11.   Schedules.

         Any documents attached hereto as Schedules, together with all drawings and documents prepared pursuant thereto or referred to therein are hereby incorporated herein and made a part hereof.

         Section 18.12.   Severability.

         If any term or provisions, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be rendered invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held specifically invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         Section 18.13.   No Third Party Beneficiary.

         Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary, except rights contained herein for the benefit of any Mortgagee.

         Section 18.14.   Corporate Tenants.

         In the event Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants and warrants that: (a) Tenant is a duly constituted corporation qualified to do business in the Commonwealth of Virginia; (b) all of Tenant's franchise and corporate taxes have been paid to date; (c) all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws shall be filed by Tenant when due; and
(d) such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

         Section 18.15.   Applicable Law.

         This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the Commonwealth of Virginia, and any action or proceeding arising hereunder shall be brought in the United States District Court for the Commonwealth of Virginia or any successor court thereto.

         Section 18.16    Waiver of Jury Trial.

         With respect to any and all issues arising under or in any manner connected with the entry into or performance under this Lease, Tenant and Landlord, on behalf of themselves and their successors and assigns, hereby mutually waive the right to request a trial by jury, in any action or proceeding between the parties or in which the parties hereto and other persons have been joined.

         Section 18.17    Limitation of Liability.

         (a) Anything contained in any provisions of this Lease to the contrary notwithstanding, in consideration of the benefits accruing hereunder, Tenant, for itself, and its successors and assigns, covenants and agrees that in the event of any actual or alleged failure, breach or default hereunder by Landlord, its successors or assigns (and with respect to items (ii) through (vii), except in each instance for any act or omission taken by any below-named person in an individual capacity, acting outside of the scope of such person's corporate authority where such act or omission would subject such person to personal liability under applicable law):

             (i) the sole and exclusive remedy shall be against the entity then constituting Landlord and shall be limited to Landlord's equity interest in and to the Building;

             (ii) no partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, and no employees or agents of any such entities, shall be sued or named as a party in any suit or action (except when required for procedural purposes);

            (iii) no service of process shall be made against any partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord (except when required for procedural purposes);

             (iv) no partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, and no employees or agents of any such entities, shall be required to answer or otherwise plead to any service of process (except when required for procedural purposes);

             (v) no judgment shall be taken against any partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, or against any employee or agent of any such entities;

             (vi) any judgment taken against any partner, officer, director, or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, or against any employee or agent of any such entities, may be vacated and set aside at any time nunc pro tunc;

            (vii) no writ of execution shall ever be levied against the assets of any partner, officer, director or stockholder of Landlord or any assets of Landlord, or of any partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, or against the assets of any trustee, employee or agent of any such entities, other than as specified in clause (i) of this Section 18.17(a); and

         Landlord shall, in no event, be in default in the performance of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any default, after notice to Landlord specifying the notice of such alleged default.

         (b) Anything contained in any provision of this Lease to the contrary notwithstanding, in consideration of the benefits accruing hereunder, Landlord, for itself and its successors and assigns, covenants and agrees that in the event of any actual or alleged failure, breach, or default hereunder by Tenant, its successors or assigns (and except in each instance for any act or omission taken by any below-named person in an individual capacity, acting outside of the scope of such person's corporate authority where such act or omission would subject such person to personal liability under applicable law):

              (i) no partner, officer, director, or stockholder of Tenant or partner, trustee, officer, director, or stockholder of any entity having a direct or indirect financial interest in Tenant, and no employees or agents of any such entities, shall be sued or named as a party in any suit or action (except when required for procedural purposes);

             (ii) no service of process shall be made against any partner, officer, director, or stockHolder of Tenant or against any partner, trustee, officer, director, or stockholder of any entity having a direct or indirect financial interest in Tenant (except when required for procedural purposes);

            (iii) no partner, officer, director, or stockholder of Tenant or partner, trustee, officer, director, or stockholder of any entity having a direct or indirect financial interest in Tenant, and no employees or agents of any such entities, shall be required to answer or otherwise plead to any service of process (except when required for procedural purposes);

             (iv) no judgment shall be taken against any partner, officer, director, or stockholder of Tenant or against any partner, trustee, officer, director, or stockholder of any entity having a direct or indirect financial interest in Tenant or any employee or agent of any such entities;

             (v) any judgment taken against any partner, officer, director, or stockholder of Tenant, or against any partner, trustee, officer, director, or stockholder of any entity having a direct or indirect financial interest in Tenant, or against any employee or agent of any such entities, may be vacated and set aside at any time nunc pro tunc; and

             (vi) no writ of execution shall ever be levied against the assets of any partner, officer, director, or stockholder of Tenant, or against the assets of any partner, trustee, officer, director, or stockholder of any entity having a direct or indirect financial interest in Tenant, or against the assets of any trustee, employee, or agent of any such entities.

         Section 18.18    No Accord and Satisfaction.

         The acceptance by Landlord of any sums from Tenant (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Tenant hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Landlord and Tenant regarding sums due and payable by Tenant hereunder, unless Landlord specifically deems it as such in writing.

         Section 18.19    Time of Essence.

         Time is of the essence in each and every instance hereunder with respect to the covenants, undertakings and conditions to be performed hereunder by Tenant.

         Section 18.20    "Person(s)" Defined.

         The words "person" or "persons" as used herein, shall mean individual(s), corporation(s), limited liability company(ies) partnership(s), firm(s), other business association(s), or governmental entity or entities, whichever is required by the context, or all of the foregoing if the context so requires.

         Section 18.21    Net Lease.  INTENTIONALLY DELETED.

         Section 18.22 Consents. In any instance in which either Landlord or Tenant shall be requested to consent or approve any matter with respect to which such party's consent or approval is required by any of the provisions of this Lease, such consent or approval shall not be unreasonably withheld, conditioned, delayed, or exercised except as may otherwise be expressly set forth to the contrary in this Lease.

         Section 18.23    Unilateral Amendment.

         Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality; provided, however, that Tenant shall suffer no material or adverse effect as a result of any such amendment.

         Section 18.24  Integration of all Prior Agreements and Execution of
Lease.

         THIS WRITING IS INTENDED BY THE PARTIES AS A FINAL EXPRESSION OF THEIR AGREEMENT AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS THEREOF, WITH ALL NEGOTIATIONS, CONSIDERATIONS AND REPRESENTATIONS BETWEEN THE PARTIES HAVING BEEN INCORPORATED HEREIN. NO COURSE OF PRIOR DEALINGS BETWEEN THE PARTIES OR THEIR OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES SHALL BE RELEVANT OR ADMISSIBLE TO SUPPLEMENT, EXPLAIN, OR VARY ANY OF THE TERMS OF THIS LEASE. ACCEPTANCE OF, OR ACQUIESCENCE IN, A COURSE OF PERFORMANCE RENDERED UNDER THIS LEASE OR ANY PRIOR AGREEMENT BETWEEN THE PARTIES OR THEIR AFFILIATES SHALL NOT BE RELEVANT OR ADMISSIBLE TO DETERMINE THE MEANING OF ANY OF THE TERMS OF THIS LEASE. NO REPRESENTATIONS, UNDERSTANDINGS OR AGREEMENTS HAVE BEEN MADE OR RELIED UPON IN THE MAKING OF THIS LEASE OTHER THAN THOSE SPECIFICALLY SET FORTH HEREIN. ALL PRIOR COMMUNICATIONS FROM LANDLORD WITH RESPECT TO ESTIMATED CHARGES PAYABLE BY TENANT HEREUNDER ARE FOR INFORMATION ONLY AND ARE NOT TO BE CONSTRUED AS REPRESENTATIONS OF THE ACTUAL CHARGES WHICH TENANT IS REQUIRED TO PAY HEREUNDER, OR AS BINDING UPON LANDLORD IN ANY MANNER WHATSOEVER. THIS LEASE CAN BE MODIFIED ONLY BY A WRITING SIGNED BY EACH OF THE PARTIES HERETO.

         THE SUBMISSION OF THIS LEASE FOR EXAMINATION DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE PREMISES OR ANY OTHER SPACE WITHIN THE BUILDING. THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION AND LEGAL DELIVERY THEREOF BY THE PARTIES HERETO. THIS LEASE MAY BE EXECUTED IN MORE THAN ONE COUNTERPART, AND EACH SUCH COUNTERPART SHALL BE DEEMED AN ORIGINAL DOCUMENT.

         If Tenant is a corporation, the authorized officers must sign on behalf of the corporation, and by doing so such officers make the covenants and warranties contained in Section 19.14. This Lease must be executed for Tenant, if a corporation, by the president or a vice-president and by the secretary or an assistant secretary, unless the by-laws or a resolution of the board of directors shall provide that other officers are authorized to execute this Lease, in which event, a certified copy of the by-laws and resolutions must be furnished.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto, by their duly authorized representatives, have executed this Lease as of the day and year first above written.

ATTEST OR WITNESS:                         LANDLORD:

                                           FAIRFAX SQUARE ASSOCIATES II,
                                           A VIRGINIA GENERAL PARTNERSHIP

                                           By: MAV Properties, Inc., a
                                               general partner


          [SIG]                            By:/s/ JAMES M. FITZPATRICK (SEAL)
---------------------------                   ------------------------
                                                  JAMES M. FITZPATRICK
                                                  VICE-PRESIDENT



ATTEST OR WITNESS:                         TENANT:

                                           NHP INCORPORATED, A DELAWARE
                                           CORPORATION


          [SIG]                            By:         [SIG]              (SEAL)
-----------------------------                 -----------------------------
SECRETARY                                     PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER


APPROVED, THIS 8th DAY OF December, 1995, AS MORTGAGEE HEREUNDER, PURSUANT TO SECTION 18.1 OF THIS LEASE.

TEACHERS INSURANCE AND ANNUITY
   ASSOCIATION OF AMERICA


By:       [SIG]            (SEAL)
   ------------------------
         DIRECTOR




                         [ACKNOWLEDGMENTS ON NEXT PAGE]

                                ACKNOWLEDGMENTS

STATE OF ___________________      )
                                  )        TO WIT:
CITY/COUNTY OF _____________      )

         I HEREBY CERTIFY that on this 8th day of December, 1995, before me, the subscriber, a Notary Public in and for the State referenced above, personally appeared JAMES FITZPATRICK, who acknowledged himself to be the Vice-President of MAV Properties, Inc., a general partner of Fairfax Square Associates II, a Virginia general partnership, and did acknowledge that he as such Vice-President of MAV Properties, Inc., a general partner of Fairfax Square Associates II, executed the foregoing Office Lease Agreement for the purposes therein contained, and further acknowledged the foregoing Office Lease Agreement to be the act of the said MAV Properties, Inc., a general partner of Fairfax Square Associates II.

         AS WITNESS my hand and notarial seal.

                                             /s/ Carmen Lowmark
                                             -----------------------------------
                                             Notary Public

My Commission Expires:    CARMEN LOWMARK
                        -----------------------
                        Notary Public, State of N.Y.
                              No. 43-5011109
                        Qualified in Richmond County
                        Comm. Expires April 12, 1997

City of Washington           )
                             )        TO WIT:
District of Columbia         )

         I HEREBY CERTIFY that on this 6th day of December, 1995, before me, the subscriber, a Notary Public in and for the jurisdiction referenced above, personally appeared J. Roderick Heller, III, who acknowledged himself/herself to be the President and CEO of NHP Incorporated, a Delaware corporation, and did acknowledge that he as such President and CEO of NHP Incorporated executed the foregoing Office Lease Agreement for the purposes therein contained, and further acknowledged the foregoing Office Lease Agreement to be the act of the said NHP Incorporated.

         AS WITNESS my hand and notarial seal.

                                                        [SIG]
                                             -----------------------------------
                                             Notary Public

My Commission Expires:  September 30, 1997
                        -----------------------

                                  SCHEDULE A

                         DRAWING SHOWING APPROXIMATE
                           LOCATION OF THE PREMISES

                                  [FIGURE 1]

                                 FAIRFAX SQUARE

                                  SCHEDULE A-1

                          LEGAL DESCRIPTION OF PROJECT


         ALL of that certain property located in Fairfax County, Virginia, described as follows, subject to a Deed of Trust:

         Beginning at a point on the Southeasterly side of Aline Avenue (Route
3402) said point marking the P.C. of a return at the Southeasterly corner of the intersection of Aline Avenue and Leesburg Pike (Route #7) as recorded among the land records of Fairfax County, Virginia, in Deed Book 3578 at page 478; thence with the Southwesterly side of Leesburg Pike the following courses: with a curve to the right whose radius is 25.00 feet (and whose chord is N 88 degrees 58'57" E, 36.27 feet) an arc distance of 40.58 feet; S 44 degrees 30'41" E, 111.47 feet; with a curve to the left whose radius is 1945.08 feet (and whose chord is S 46 degrees 17'41"E, 121.06 feet) an arc distance of
121.08 feet and S 48 degrees 04'41" E, 316.79 feet to a point on the Westerly line of Builder of Northern Virginia, Inc.; thence with the Westerly and Southerly lines of Builders of Northern Virginia, Inc., S 30 degrees 57'53" W,
431.98 feet and S 56 degrees 22'15" E, 20.74 feet to a point; thence running through the property Freedom Hill Limited Partnership S 42 degrees 28'33" W,
295.93 feet N 47 degrees 31' 27" W, 682.15 feet to a point on the aforementioned Southeasterly side of Aline Avenue; thence with the Southeasterly side of Aline Avenue N 42 degrees 28'33" E, 696.46 feet to the point of beginning, containing 10.58441 acres of land.

                                 FAIRFAX SQUARE

                                   SCHEDULE B

                              LANDLORD'S SERVICES

I.       CLEANING

A.       Office Area

Daily: (Monday through Friday, inclusive, Saturdays, Sundays and holidays excepted.)

         1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

         2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

         3.      Vacuum all rugs and carpeted areas.

         4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, file, telephones within normal reach.

         5.      Wash clean all water fountains.

         6. Remove and dust under all desk equipment and telephone and replace same.

         7.      Wipe clean all brass and other bright work.

         8.      Hand dust all grill work within normal reach.

         9. Spot clean walls around light switches, door frame and glass partitions.

         10. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

Weekly:

         1.      Dust coat racks, and the like.

         2. Remove all finger marks from private entrance doors, light switches and doorways.

         3.      Damp mop all hard surface floors.

Quarterly:

Render high dusting not reached in daily cleaning to include:


         1. Dusting all pictures, frames, charts, graph, and similar wall hangings.

         2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

         3.      Dusting of all pipes, ducts, and high molding.

         4.      Dusting of all venetian blinds.

B.       Lavatories

Daily: (Monday through Friday, inclusive; Saturdays, Sundays and holidays, excepted).

         1.      Sweep and damp mop floors.

         2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

         3.      Wash both sides of all toilet seats.

         4.      Wash all basins, bowls and urinals.

         5.      Dust and clean all powder room fixtures.

         6.      Empty and clean paper towel and sanitary disposal receptacles.

         7.      Remove waste paper and refuse.

         8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

         9.      Spot clean walls, partitions and entry doors.

         10.     A sanitizing solution will be used in all lavatory cleaning.

Monthly:

         1.      Machine scrub lavatory floors.  Reseal if needed.

         2.      Wash all partitions and tile walls in lavatories.

C.       Main Lobby, Elevators, Building Exterior and Corridors

         Daily:  (Monday through Friday, inclusive; Saturdays,
     Sundays and holidays expected).

         1.      Sweep and wash all floors.

         2.      Vacuum all rugs and carpeted areas.

         3.      Wash all rubber mats.

         4.      Wash, clean and empty all ashtrays.

         5.      Wash or vacuum floors, wipe down walls and doors.

         6.      Spot clean any metal work inside lobby.

         7.      Spot clean any metal work surrounding Building Entrance doors.

Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

Semi-annually:   1.      Shampoo (dry or wet as needed) all carpeting in
                         public areas including walk off-mats.
                 2.      Strip and refinish all hard surface flooring.

         D.      Window Cleaning

                 Windows of exterior walls will be washed quarterly inside and outside.

         E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense

II.      HEATING, VENTILATING, AIR CONDITIONING

         A. Landlord shall, as part of the Operating Expenses for the Property, furnish space heating and cooling as normal seasonal changes may require to provide reasonable comfortable space temperature and ventilation for occupants of the Premises under normal business operation, daily from 8:00 A.M. to 6:00 P.M., Saturdays, 8:00 A.M. to 1:00 P.M.; Sundays and holidays excepted. No credit shall be given to Tenant for any periods during these hours when HVAC service is not required by Tenant.

                 If Tenant shall require air conditioning or heating or ventilation outside the hours and days specified above, Landlord shall furnish such service at Tenant's expense.

         B. The air conditioning system is based upon an occupancy of not more than one person per 150 square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 6.0 watts per square foot of usable area, unless as otherwise set forth in the Lease or the Addendum. In the event Tenant exceeds this condition or introduces ont the Premises equipment which overloads the system, and/or in any other way causes the system to not adequately perform to their proper functions, supplementary systems may, at Landlord's option, be provided by Landlord at Tenant's expense.

III.     WATER

         A. Cold water at temperatures supplied by the City of Falls Church water mains for drinking, lavatory, kitchen, restaurant and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures; provided, however, that Landlord may, at Landlord's expense, install a meter or meters to measure the water supplied to any kitchen(including dishwashing) and restaurant areas in the Premises, in which case Tenant shall, upon Landlord's request, reimburse Landlord for the cost of the water (including heating thereof) consumed in such areas and the sewer use charges resulting therefrom.

IV.      ELEVATORS

         A. The passenger elevator system shall be in automatic operation and available to Tenant at all times. The use of the service elevator will be scheduled with the Landlord and coordinated with the needs of the other tenant.

V.       ELECTRICAL SERVICE

         A. Landlord shall provide electric power for up to 1.8 watts per square foot of usable area for lighting plus 0.5 watts per square foot of usable area for office machines through standard receptacles for the typical office space. Landlord will furnish and install at Tenant's expense all replacement lighting tubes, lamps, and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

VI.      SECURITY AND ACCESS

         A. Landlord shall provide a security card system at the first floor entry lobby of both buildings and at no less than one entrance of the garage for after hours tenant entry. Tenant shall have access to the building and garage 24 hours per day, three hundred and sixty-five days per year. The cost for security entry cards shall be paid for by Tenant.

VII.     COMMON AREAS; LANDSCAPING

         A. Landlord shall:

                 (i) keep the sidewalks, plazas and landscaped areas adjoining the Building and any other horizontal structural surfaces adjoining or forming any part of the Project (other than horizontal surfaces above the ground floor) free of accumulation of snow and ice, direct, refuse, rubbish and unlawful obstructions:

                 (ii) keep the lobbies and the common and public areas of the Building clean and presentable;

                 (iii) care for and maintain the shrubbery, planting and landscaping if any, on the plaza or plazas adjacent to the Building or other public areas of the Property.

                                 FAIRFAX SQUARE

                                   SCHEDULE C

                            TENANT PLAN REQUIREMENTS

1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of all special electrical outlets; e.g., Xerox, word processing, computer, including voltage, amperage, phase, and NEMA outlet configuration.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures fully coordinated with mechanical. Partitions to be shown with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, exit signs, etc.

6. Location and details of all plumbing fixtures, sinks drinking fountains, etc.

7.       Location and specifications of floorcovering, paint or     paneling
         with paint colors referenced to standard color system.

8. Finish schedule plan indicating wallcovering, paint, or paneling with paint colors referenced to standard color system.

9. Details and specifications of special millwork, glass partitions, rolling doors, blackboards, shelves, etc.

10. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

11. Verified dimensions of all built-in equipment (file cabinets, kitchen equipment, plan files, etc.)

12.      Location and weights of storage files.

13. Location and details of any special soundproofing requirements.

14. Location and details of special floor areas exceeding 80 pounds of live load per square foot.

15. Location and details of special air conditioning requirements such as kitchens computer rooms, specifying the number of persons using the room and the BTU/Hr heat rejection into the room for kitchen equipment, computers, and other heat generating equipment.

16.      All specific dimensions shall be from established reference points.

17. All drawings to be uniform size (30" x 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" - 1' or larger.

18. Drawing submittal shall include one sepia and three blue line prints of each drawing.

19.      Specifications.

                                 FAIRFAX SQUARE

                                   SCHEDULE D

                             TENANT INTERIOR FINISH
                               BUILDING STANDARDS


Drywall: 5/8" gypsum board either side of 2-2-1/2' wide 25 gauge metal studs spaces 24" on center. Partition is to the underside of suspended ceiling tile. Taped and bedded at drywall joints, ready for painted finish.

Doors:           Second floor corridor doors will match building standard only:
                 3'-0" x full height x 1-3/4" thick solid core doors with premium grade, cherry hardwood veneer finish (both sides).

Frames:          Second floor corridor doors will match building standard only:
                 3'-0" full height extruded aluminum frame to accommodate 3'-0" full height door. Full length door silencer strips included. Factory prefinished.

Hardware:        Building standard keyway will be used at all doors
                 and frames.

Lockset:         To be compatible with the Building's key system.

Ceiling Tile:    Flush mounted 2'x2'x 5/8" Minatone by Armstrong acoustical ceiling tile and Donn Fineline exposed stylized narrow suspended ceiling grid.

Lighting:        2'x4' parabolic fixtures with three 40-watt lamps.
                 Energy saving ballast with air handling (return air) capability.

Perimeter HVAC   Flush mounted 4'-0" long, combination supply and Diffusers:
                 return air slot diffusers, as required per design.

Interior         24" x 24" perforated supply diffusers with flex
Diffusers:       connections as required per design.

Thermostats:     One thermostat for each HVAC zone per floor.  Brushed metal finish cover.

Sprinklers:      Concealed sprinkler head with white cover plate to match
ceiling finish.

Fire Extin-      Recessed with painted metal finish in color to
quisher          match surrounding wall, equipped as required by
Cabinet:         Code.

Exit Lights:     Ceiling mounted exit sign.

Fire Alarm       Round 12" diameter white speaker mounted flush Speakers:
                 with ceiling tile, located as required by Code.

Smoke            White 6" diameter ion detector, as required by
Detectors:       Code.

Any deviation from the building standard items outlined herein must be specifically approved in advance by Landlord. Landlord's approval of any plans shall be deemed to evidence Landlord's approval.

                                 FAIRFAX SQUARE

                                   SCHEDULE E


                        FORM OF COMMENCEMENT DATE NOTICE

         THIS COMMENCEMENT DATE NOTICE is entered into this _______ day of ____________________ 199__, by FAIRFAX SQUARE ASSOCIATES II, a Virginia general partnership ("Landlord"), and __________________________, a
_______________________ ("Tenant"), pursuant to the provisions of a certain lease dated _____________________, 199__, by and between Landlord and Tenant ("Lease") covering certain space in the office/retail complex known as Fairfax Square ("Building") located in Fairfax County, Virginia and more particularly described in the Lease ("Premises"). All terms used herein shall have the meaning assigned to such terms in the Lease.

                              W I T N E S S E T H:

         1. The Building, the Premises, the parking facilities and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant, subject to the completion of "punch list" items.

         2. The Premises have been delivered to, and accepted by, the Tenant.

         3. The Commencement Date of the Lease is the _____ day of ___________________ 199__, and the Expiration Date is the
                 _____ day of _________________________ 199__.

         4. The total GLA of the Tenant's Premises consists of ________ rentable square feet on the ____________ (_____) floor(s) of the Building, subject to the provision of the Lease regarding determination of the rentable square footage of the Premises.

         IN WITNESS THEREOF, Landlord and Tenant have executed and sealed this Commencement Date Notice as of the day and year first above-written.

                                           LANDLORD:

                                           FAIRFAX SQUARE ASSOCIATES II
                                           A VIRGINIA GENERAL PARTNERSHIP

                                           By: MAV Properties, Inc.
                                               its general partner


                                              By:
                                                  ---------------------------
                                                  Name:
                                                  Title:


                                           TENANT:


                                           -----------------------------------


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                 FAIRFAX SQUARE

                                   SCHEDULE F

                         CURRENT RULES AND REGULATIONS


         1. The sidewalks, lobbies, passages, elevators and stairways shall not be obstructed by the Tenant and used by the Tenant for any purposes other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's reasonable judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the Property.

         2. The toilet rooms, water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, or stairways of the Building.

         3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord's written approval thereto.

         4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord in accordance with the Lease, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall/will not erect any stand, booth or showcase or other article or matter in or upon the Premises and/or the Building without first obtaining the Landlord's written approval thereto.

         5. The Tenant shall not place any additional lock, security devises, or graphics upon any door or wall within or outside the Premises or elsewhere upon the Property without Landlord's approval, and shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

         6. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No bird, fish or other animal shall be brought into or kept in or about the Premises.

         7. So that the Premises may be kept in a good state of preservation and cleanliness, the Tenant shall, while in the possession of the Premises, permit only the Landlord's employees and contractors to clean the Premises unless prior thereto the Landlord otherwise consents in writing. The Landlord shall not be responsible to the Tenant for any damage done to any furniture or other property of the Tenant or any other person caused by any of the Landlord's employees or any other person, for any loss sustained by any of the Tenant's employees, or for any loss of property of any kind in or from the Premises except where caused by the negligence, gross negligence or willful misconduct of Landlord or those for whom Landlord is legally responsible. The Tenant shall make reasonable efforts to see each day that the windows are closed and the doors securely locked before leaving the Premises, and that all lights and standard office equipment within the Premises are turned off.

         8. If the Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall approve where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous current of electricity or otherwise into or through the Building or the Premises, (b) to require the changing of wiring connections or layout, at the Tenant's expense, to the extent that the Landlord may reasonably deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring to do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by Landlord, with the number of the office to such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

         9. A main lobby directory will be provided by the Landlord at Landlord's expense on which the Tenant's name may be placed.

         10. No furniture or large equipment may be received in the Building, except during such hours as are designated for such purpose by the Landlord, and only after Tenant gives notice thereof to the Landlord. The Landlord shall have exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the right to exclude from the Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The Tenant shall not place any weight anywhere beyond the safe carrying capacity of the Building. The cost of repairing any damage to the Building or any other part of the Property caused by taking any of the same in or out of the premises, or any damage caused while it is in the Premises or the rest of the Building, shall be borne by the Tenant as Additional Rent.

         11. Without the Landlord's prior written consent, (a) no connection shall be made to any electrical wire for running any fan, motor or other apparatus, device or equipment, (b) no large machinery of any kind other than customary small business machinery shall be allowed in the Premises, (c) no switchboard or telephone wiring or equipment shall be placed anywhere other than were designated by the Landlord, and (d) no mechanic shall be allowed to work in areas that may affect the base building systems in or about the Building other than one employed by the Landlord, unless approved in writing by Landlord.

         12. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Property, or any property within the Property.

         13. The Landlord shall as prescribed in the Lease have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as so rescinded, suspended, modified, or promulgated shall have the same force and effect as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provisions of such lease).

         14. The use of any room within the Building as sleeping quarters is strictly prohibited at all times.

         15. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such system. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the landlord with respect to such system or their use.

         16. Nothing in these Rules and Regulations shall give Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

                                 FAIRFAX SQUARE
                                   SCHEDULE G

                           AGREEMENT OF SUBORDINATION
                         NON-DISTURBANCE AND ATTORNMENT

           Attached to and made part of Lease dated December 8, 1995
                                    Between
                     FAIRFAX SQUARE ASSOCIATES II, Landlord
                                      and
                            NHP INCORPORATED, Tenant

         THIS AGREEMENT MADE AS OF THE 8th day of December, 1995, by and among TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having its principal office and post office address at 730 Third Avenue, New York, New York 10017 ("Teachers") and NHP INCORPORATED, having its principle office and post office address at 1225 Eye Street, N.W., Suite 601, Washington, D.C. 20005 ("Tenant"),

                              W I T N E S S E T H:

         WHEREAS, FAIRFAX SQUARE ASSOCIATES II, a Virginia general partnership ("Landlord") is the owner in fee simple of those certain premises situate, lying and being in Fairfax County, Virginia, as more particularly described in Exhibit A attached hereto (the "Property"); and

         WHEREAS, Teachers is the holder of and payee under certain promissory notes dated September 29, 1989, April 3, 1991, and February 18, 1992, secured by a Deed of Trust of even date therewith, recorded in Book 7439 at Page 524, in the Office of the Land Records, Fairfax County, Virginia, with amendments recorded therein in Book 7781 at Page 547, and in Book 8025 at Page 1836 (as amended, the "Deed of Trust") constituting a first lien upon the fee simple estate of Landlord;

         WHEREAS under the terms of a certain lease dated December 8, 1995 ("Lease"), Landlord did lease, let and demise, subject to the Deed of Trust, a portion of the Property as therein more particularly described ("Premises");

         WHEREAS, the parties hereto desire to establish additional rights of quiet and peaceful possession for the benefit of Tenant under the Lease and further to define the terms, covenants and conditions precedent for such additional rights.

         NOW, THEREFORE, in consideration of the respective demises and of the sum of One Dollar ($1.00) and other good and valuable consideration, each to the other in hand paid, it is hereby mutually covenanted and agreed as follows:

                 1. That Teachers (in its capacity as the beneficiary under the Deed of Trust) does hereby represent, covenant and warrant:

                 (a) That the Deed of Trust is in full force and effect and unmodified.

                 (b) That there is no existing default under the provisions of the Deed of Trust or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of either Teachers or Landlord to be observed and performed thereunder.

         2. That Teachers (in its capacity as beneficiary under the Deed of Trust) consents to and approves the Lease.

         3. That Teachers (in its capacity as beneficiary under the Deed of Trust) and Tenant do hereby covenant and agree that the Deed of Trust shall be and the same is hereby made SUBORDINATE to the Lease with the same force and effect as if the Lease had been executed, delivered and recorded prior to the execution, delivery and recordation of the Deed of Trust,

                 EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

                 (a) The prior right and claim under and the prior lien of the Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and as to the right of disposition thereof in accordance with the provisions of the Deed of Trust, and

                 (b) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the Deed of Trust and the execution of the Lease.

         4. That in the event of foreclosure under the Deed of Trust or sale in lieu thereof, or the exercise of any other rights thereunder or under the note which it secures or any related documents prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, and subject to the observance and performance by Tenant of all of the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Teachers does hereby covenant and warrant as follows:

                 (a) The quiet and peaceful possession by Tenant of the Premises under the Lease.

                 (b) That the Lease shall continue in full force and effect and Teachers shall recognize the Lease and the Tenant's rights thereunder and will thereby establish direct privity of estate and contract as between Teachers and Tenant, with the same force and effect and with the same relative priority in time and right as though the Lease were originally made directly from Teachers in favor of Tenant, but not in respect of any amendment to such Lease not previously approved in writing by Teachers.

                 (c) To assume such of the obligations on the part of the Landlord under the Lease which are deemed to run with the land and for so long as Teachers shall be the owner in fee of the Premises; provided, however, Teachers shall not in any way or to any extent be liable to Tenant:

                          (1) For restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease;

                          (2) For any prepayment of rent or deposit, rental security or any other sums deposited with the original or any prior landlord under the Lease and not delivered to Teachers; or

                          (3) For any restrictions on competition beyond the Premises.

         5. That in the event of default under the Deed of Trust and upon notice from Teachers to Tenant, prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, Tenant hereby covenants and agrees to make full and complete attornment to Teachers, for the balance of the term of the Lease, including any extensions and renewals thereof, now provided thereunder, upon the same terms, covenants and conditions as therein provided, so as to establish direct privity of estate and contract as between Teachers and Tenant and with the same force and effect and relative priority in time and right as though the Lease were originally made directly from Teachers to Tenant, and Tenant will thereafter make all rent payments thereafter directly to Teachers.

         6. That the terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed, sealed and delivered in their respective names and behalf, and, if a corporation, by its officers duly authorized, the day and year first above written.

                                     Very truly yours,

                                     TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA



                                     By:
                                        -------------------------------
                                     Name:
                                          ------------------------------
                                     Title:
                                           -----------------------------

STATE OF NEW YORK            )
                             )  To Wit:
COUNTY OF                    )
          ------------

         I HEREBY CERTIFY that on this ______ day of _______________ 1995, before me, the undersigned, a Notary Public of said State, personally appeared _____________________ known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes contained therein.

         WITNESS my hand and Notarial Seal.


                                             ------------------------------
                                             Notary Public

My Commission Expires:

----------------------------

                               TENANT'S AGREEMENT



         The undersigned, as Tenant under the Lease herein described, does hereby accept and agree to the terms of the foregoing Subordination, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

                                  NHP INCORPORATED

                                  By:                         [SEAL]
                                     -------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------


CITY OF WASHINGTON                )
                                  )  To Wit:
DISTRICT OF COLUMBIA              )

         I HEREBY CERTIFY that on this _____ day of ___________ 1995, before me, the undersigned, a Notary Public of said State, personally appeared _____________________ known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes contained therein.

         WITNESS my hand and Notarial Seal.



                                             ------------------------------
                                             Notary Public

My Commission Expires:

----------------------------

                                 FAIRFAX SQUARE

                                   SCHEDULE H

                       STATEMENT OF TENANT IN RE:  LEASE


Teachers Insurance and Annuity            Date:_____________
Association of America
730 Third Avenue
New York, NY  10017

                                          Re:  Address:_________________________
                                          Your Appl. No.:_______________________

Gentlemen:

         It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification by the undersigned.

         The undersigned, as Lessee, under that certain lease dated ____________________, made with FAIRFAX SQUARE ASSOCIATES II, as Lessor, hereby certifies that:

         1. the undersigned has entered into occupancy of the premises described in said lease on ________________; and

         2. the undersigned is presently open and conducting business with the public in the premises; and

         3. the base rental in the annual amount of $___________ was payable from the date of occupancy;

         4. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ____________), and neither party thereto is in default thereunder; and

         5. the same represents the entire agreement between the parties as to this leasing; and

         6.      the Term of said lease expires on _______________; and

         7. all conditions under said lease to be performed by the Lessor have been satisfied, including but without limitation, all co-tenancy requirements thereunder; and,

         8. all required contributions by Lessor to Lessee on account of Lessee's improvements have been received; and,

         9. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Lessor; and,

         10. norental has been paid through ___________, 19___, and no security (or in the amount of $____________) has been deposited with the lessor; and,

         11.     rental for ___________, 19___, has been paid.

                                           Very truly yours,



                                           (Tenant)_____________________________

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                 FAIRFAX SQUARE

                                   SCHEDULE I

                           BASE BUILDING DESCRIPTION


"Base Building" shall mean the condition of the Building with the following improvements completed and substantially in accordance with Base Building
Plans:

1. Complete building and site, including all public spaces, main building lobbies (first floor only), parking garage, and elevators;

2. All central engineering systems (such as life safety, HVAC, electrical and plumbing), including those components required for vertical and horizontal distribution of the central engineering systems sized for normal office occupancy;

3. Men's and ladies' bathroom facilities, with doors, lighting, fixtures, and finishes located on each office floor;

4.       Drinking fountains installed and operational;

5. Fire extinguisher as required by county codes for an open floor plan, installed in stairways or core;

6. Building fire stairs installed, and surrounding walls installed, taped, and floated;

7. Building core installed, with walls installed, taped, and floated, and with elevator shaft doors and frames completed;

8.       Electrical and telephone distribution rooms installed on each level;

9. Unfinished interior of exterior walls (with wall board portions of exterior walls taped and floated ready for surface treatments) and glass windows and frames installed;

10. Broom-cleaned unfinished concrete floors; leveled and smoothed according to base building specifications;

11. 120-volt power for typical office receptacle use supplied to the electrical closet on each floor of the leased premises;

12. Main heating, ventilating and air-conditioning duct work completed to the mixing boxes;

13. 277/480 volt power for typical office fluorescent lighting supplied to the electrical closet on each floor of the leased premises;

14. Sprinkler risers and main loop installed on each floor with capacity based on an open floor plan with runouts and heads as required by county codes.

                                     NHP


                                  [FIGURE 2]

                                 FAIRFAX SQUARE
                                   SCHEDULE K

                         DUTIES OF CONSTRUCTION MANAGER

As Construction Manager, Landlord (or its affiliate) will:

PRECONSTRUCTION

    1. Identify the responsibilities of each of the team members and participate in the development and execution of these responsibilities.

    2. Establish a schedule of critical dates and coordinate the implementation of all tasks required for maintaining the project schedule.

    3. Develop and maintain a project schedule for design and construction based on the executed Lease.

    4. Review the development of the Tenant's Plans and the Construction Documents for Lease compliance as well as adherence to Project schedule and budget.

    5. Develop budget pricing and/or obtain pricing from contractors for construction costs.

    6.   Assist in pre-qualifying potential contractors for bid with Tenant.

    7. Prepare bid analysis and make recommendations as to award of contract(s).

    8.   Negotiate and administrate contracts for construction.

    9. Assist General Contractor in obtaining building permit and special permits as may be required, except for permits to be obtained directly by contractors.

    10.  Develop and maintain job cost system for tracking Project costs.

    11.  Provide regular status reports as to the progress of the Project.


CONSTRUCTION

    1.   Provide administration of the contract(s) for construction.

    2. Revise and refine Project budget and schedule to reflect contractor, Tenant and Tenant's architect input.

    3. Collect necessary documentation from contractor(s) prior to commencement of construction, i.e., insurance certificates, bonds, etc.

    4. Schedule, conduct, and record regular progress meetings with Tenant, contractor(s), and architect to review and resolve potential outstanding items.

    5. Monitor Project cost control system identifying variances between actual and budget costs. This system will also track Allowance expenditures.

    6.   Identify costs recoverable from Tenant and Landlord under the Lease.

    7. Obtain Tenant's approvals and issue Tenant notifications as they relate to the design and construction.

    8. Review and approve in conjunction with the architect the contractor's Certificates for Payment.

    9. Review request for changes, assist in negotiating contractor's proposals, and submit recommendations as to their acceptability.

    10. Assist the architect in the review, evaluation and documentation of claims.

    11. Assist Tenant and architect in conducting inspections to determine whether the work is substantially complete.

    12.  Obtain the Certificates of Occupancy.

    13. Assist the Tenant and Tenant's architect in the preparation of a punchlist of incomplete or unsatisfactory items and obtain from the contractor a schedule for their completion. Assist in determining value of punchlist items to be held as retainage.

    14.  Monitor completion of punchlist items and schedule final inspection.

    15. Coordinate turnover of Premises and Storage Space to Tenant with delivery of warranties, keys, manuals, record drawings, balance reports, etc.

    16. Review final application for payment, and assure all required documentation has been submitted including final lien waivers.

                                 FAIRFAX SQUARE

                                   SCHEDULE L

                           PRIOR RIGHTS OF CURRENT TENANTS


As to both the Recurring ROFO and the Secondary ROFO, Informix Software, Inc. has a right of first refusal on the sixth floor, and a right of first offer on the balance of the Building.